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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

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IRON MOUNTAIN INCORPORATED
NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2013

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2013 Annual Meeting of Stockholders at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on June 6, 2013, at 9:00 a.m. local time for the following purposes:

  1.
  To elect eleven directors to the Board of Directors of Iron Mountain Incorporated for a one-year term as directors or until their successors are elected and qualified;

  2.
  To approve the adoption of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan;

  3.
  To hold a non-binding, advisory vote on the compensation of Iron Mountain Incorporated's named executive officers as described in the accompanying Proxy Statement;

  4.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2013; and

  5.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 12, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. This Proxy Statement is dated April 24, 2013.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number, which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.    We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to cast your vote without delay as instructed in the Notice Regarding the Availability of Proxy Materials that you received in the mail. You may also request a paper proxy card at any time prior to May 20, 2013 to submit your vote by mail. Proxies may be revoked, or the votes reflected in the proxy changed, by (1) delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, (2) completing another proxy in the same manner indicated on the website referred to in the Notice Regarding the Availability of Proxy Materials or (3) attending the Annual Meeting and voting in person. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors,
ERNEST W. CLOUTIER, Secretary
Boston, Massachusetts April 24, 2013

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013: This Notice of Annual Meeting and Proxy Statement, the Company's Annual Report to Stockholders for the year ended December 31, 2012 and directions to the Annual Meeting are available at: www.materials.proxyvote.com/462846.

IRON MOUNTAIN INCORPORATED
PROXY STATEMENT
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2013

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain, the Company, we, us or our, for use at the Annual Meeting of Stockholders to be held on June 6, 2013, or the Annual Meeting, or at any adjournment or postponement thereof. All stockholders of record on April 12, 2013 are invited to attend the Annual Meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2012, and the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, are first being mailed to stockholders of the Company on or about April 24, 2013.

        Iron Mountain will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy solicitation materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

        The Board unanimously recommends that you vote:

  •
  FOR the election of each of the Board's nominees for director;

  •
  FOR approval of the adoption of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan, or the 2013 ESPP;

  •
  FOR the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers (defined below) as described in this Proxy Statement; and

  •
  FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

Stockholders Entitled to Vote

        Iron Mountain's common stock, $0.01 par value per share, or the Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of the close of business on April 12, 2013, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or the Record Date, 190,640,506 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How to Vote

        Your vote is very important to the Board no matter how many shares of Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

        If you wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting, you may request one at any time prior to May 20, 2013. You may vote your shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability you received in the mail, or the Website, by completing and returning a proxy card, or by attending the Annual Meeting and voting in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on June 5, 2013.

If You Are a Registered Holder of Common Stock

        If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your shares on your behalf. We urge you to vote (1) FOR the Board's nominees for director, (2) FOR the approval of the adoption of the 2013 ESPP, (3) FOR the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement and (4) FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, your shares will be voted as specified by you on the proxy and, unless otherwise directed, will be voted in accordance with the Board's recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time, or to another time and place.

        Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to attend the Annual Meeting and vote in person, the vote you cast in person at the Annual Meeting will automatically revoke any previously submitted proxy.

If You Hold Your Shares of Common Stock "In Street Name"

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Quorum

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter.

Votes Required

        As more fully described in this Proxy Statement:

  •
  Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected;

  •
  Approval of the adoption of the 2013 ESPP requires the affirmative vote of a majority of the votes cast on the proposal;

  •
  Approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement requires the affirmative vote of a majority of the votes cast on the proposal; and

  •
  Approval of the proposal to ratify the selection of the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

        A "broker non-vote" occurs on an item when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or the NYSE, to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. Under the NYSE rules, brokers may vote on "routine" matters even without instructions from the street name holder. The election of directors, the vote to approve the adoption of the 2013 ESPP and the advisory vote on executive compensation are not "routine" matters for purposes of broker voting. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and your shares will be counted as "broker non-votes." The ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2013 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

        A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and, unless otherwise directed, the shares represented by the proxy card will be voted:

  •
  "For" the election of the Board's nominees for director listed in this Proxy Statement;

  •
  "For" the approval of the adoption of the 2013 ESPP;

  •
  "For" the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting. Although the advisory vote on the proposed resolution to approve the compensation of the Company's Named Executive Officers is non-binding, the Compensation Committee of the Board will consider the outcome of the vote when making future compensation decisions for the Company's Named Executive Officers.

Attendance at the Annual Meeting

        Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of the close of business on the Record Date and guests of the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a "legal proxy" obtained from your custodian.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke such proxy at any time before it is exercised. If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by voting over the internet or by telephone at a later time in the manner provided on the Website. Any such notice or vote must be received by 11:59 p.m. Eastern Daylight Time on June 5, 2013. You may also revoke your proxy by attending the Annual Meeting and voting in person.

        Please note, however, that only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

        Our principal executive offices are located at 745 Atlantic Avenue, Boston, Massachusetts 02111.

        The Company's website address is included several times in this Proxy Statement as a textual reference only, and the information in the Company's website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company's stockholders will receive a Notice of Internet Availability. The Notice of Internet Availability will be mailed on or about April 24, 2013.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials on the website at www.materials.proxyvote.com/462846. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Company's Annual Report to stockholders) over the internet or through other methods specified on the Website. The Website contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

 ITEM 1

ELECTION OF DIRECTORS

        The Board currently consists of twelve directors. Each director, other than Mr. William L. Meaney, who joined the Board on January 7, 2013, served for a one-year term, and the term of each director, including Mr. Meaney, will expire at the Annual Meeting. Mr. Allan Z. Loren, who, at the time of the Annual Meeting, will have reached the director retirement age limit as set forth in the Company's Corporate Governance Guidelines, will not stand for re-election at the Annual Meeting. No new director is currently being nominated to take Mr. Loren's place, and, following the Annual Meeting, there will be a vacancy on the Board due to Mr. Loren's retirement.

        At the Annual Meeting, all directors are to be elected for one-year terms to serve until the Company's 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following eleven individuals, all of whom are current directors of the Company: Ted R. Antenucci, Clarke H. Bailey, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, Michael W. Lamach, Arthur D. Little, William L. Meaney, Vincent J. Ryan, Laurie A. Tucker and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

        Fewer nominees are named than the number of directors fixed by the Board because the Nominating and Governance Committee is actively searching for an independent and qualified candidate to fill the vacancy. Proxies cannot be voted for a greater number of directors than the nominees named in this Proxy Statement. The Nominating and Governance Committee has engaged Egon Zehnder International, or Egon Zehnder, an executive search firm, to assist in finding a candidate that meets the Company's standards and qualifications of membership on the Board. Given the importance of finding a candidate that meets the Company's standards and qualifications for membership on the Board and the time required to identify such a candidate, the Nominating and Corporate Governance Committee has not identified a qualified director nominee to fill the vacancy at this time. If a qualified nominee is found after the mailing of this Proxy Statement, the Board may elect him or her to the Board in accordance with its power under the Company's Bylaws to fill vacancies on the Board.

Required Vote

        Each nominee for director must receive a majority of the votes on his or her nomination to be elected. This means a nominee will be elected to the Board only if the votes cast "For" such nominee's election exceed the votes cast "Against" such nominee's election, with abstentions and broker non-votes not counting as votes "For" or "Against." Under the Company's Bylaws, if the number of votes cast "For" a director nominee does not exceed the number of votes "Against" the director nominee, and if the nominee is an incumbent director, then he or she must promptly tender his or her resignation from the Board. Each incumbent director has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which he or she faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within ninety days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the SEC.

        As previously mentioned, brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of the Board's eleven nominees to serve as directors of Iron Mountain until the 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Information Concerning the Directors and Director Nominees

        Set forth below is the name and age of each of our director nominees and his or her principal occupation as of April 15, 2013, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our directors has demonstrated business acumen and a commitment of service to the Company and our Board and complements the attributes and skills of the other directors. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Ted R. Antenucci Age 48	Mr. Antenucci has been one of our directors since June 2011. Mr. Antenucci currently serves as both president and chief executive officer of Catellus Development Corporation, or Catellus, a private real estate developer, positions he has held since March 2011. Additionally, until June 30, 2011, he served in a dual role as president and chief investment officer of Prologis, Inc., or Prologis, a public industrial real estate investment trust, or a REIT, positions he assumed in 2007. Prior to these roles, Mr. Antenucci served from 2005 to 2007 as president of global development for Prologis. From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus, until Catellus and Prologis merged in 2005. Mr. Antenucci serves on the board of directors of Hudson Pacific Properties, a publicly held company, Catellus and as a trustee of the Children's Hospital Foundation, a non-profit organization. Mr. Antenucci holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara. We believe Mr. Antenucci's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Antenucci has developed as an executive of an industrial REIT and as a member of the board of directors of a publicly held real estate company, as well as his experience in real estate acquisitions, operations and capital allocation.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Clarke H. Bailey Age 58	Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a private company that until November 2011 was engaged in the manufacture and distribution of CDs and DVDs, and has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey has served as a director of SMTC Corp., a publicly held company, since June 2011. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business acquired by Iron Mountain in 1998, his understanding of our businesses, operations and strategies as an Iron Mountain board member for the past fifteen years, his past experience as chairman and chief executive officer of another publicly held company, his service on the boards of directors of other publicly held companies and his experience as chairman of our Compensation Committee.
Kent P. Dauten Age 57
Mr. Dauten has been one of our directors since November 1997. He also serves as Managing Director of Keystone Capital, Inc., a private investment firm, a position he has held since founding the firm in February 1994. Mr. Dauten currently serves as a director of Health Management Associates, Inc., a publicly held hospital management firm. He holds a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company acquired by Iron Mountain in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as an Iron Mountain board member for over fifteen years, his qualification as a financial expert on our Audit Committee, his service on the board of directors of another publicly held company and his prior experience as our lead independent director.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Paul F. Deninger Age 54	Mr. Deninger joined our Board in September 2010. Mr. Deninger has been a senior managing director at Evercore Partners, Inc., a publicly held investment banking advisory firm, since February 2011. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., or Jefferies, a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, or Broadview, a private investment banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger holds a Bachelor of Science degree from Boston College and a Master of Business Administration from Harvard Business School. We believe Mr. Deninger's qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.
Per-Kristian Halvorsen Age 61
Mr. Halvorsen joined our Board in September 2009. Mr. Halvorsen has been chief innovation officer and senior vice president of Intuit Inc., or Intuit, a publicly held software company, since December 2008. Prior to that role, Mr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Mr. Halvorsen was vice president and center director of Solutions and Services for Hewlett Packard where, from 2000 to 2005, he oversaw global research and advanced technology for its IT services division. Mr. Halvorsen was principal scientist at Xerox Palo Alto Research Center, where he worked for seventeen years and founded the Information Sciences and Technology Lab. He is a director of Autodesk Inc., a publicly held company. Mr. Halvorsen holds a Ph.D. and a Master of Arts degree from the University of Texas at Austin. We believe Mr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses and his experience as a member of the boards of directors of publicly held companies.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Michael W. Lamach Age 49	Mr. Lamach joined our Board in July 2007. In June 2010, Mr. Lamach was appointed as chairman, president and chief executive officer of Ingersoll Rand, plc., or Ingersoll Rand, a publicly held diversified industrial company. Prior to this, he held the positions of president and chief executive officer of Ingersoll Rand from February 2010 through June 2010. Mr. Lamach served as president and chief operating officer of Ingersoll Rand from February 2009 through February 2010 and was a senior vice president and president of various sectors of Ingersoll Rand since February of 2004. He holds a Bachelor of Science degree in engineering from Michigan State University and a Master of Business Administration degree from Duke University. We believe Mr. Lamach's qualifications for nomination include his extensive career of successfully leading global businesses, which brings significant experience and expertise to the Company's management and governance, and his significant business leadership, which encompasses global responsibilities in the automotive components, controls, security and HVAC systems segments, representing a broad and diverse range of products, services, markets and channels, applied technologies and operational profiles.
Arthur D. Little Age 69
Mr. Little has been one of our directors since November 1995. Mr. Little has served as an Advisory Board member of Capital Resource Partners since 1992. Mr. Little has also been the president and a principal of L Squared, Inc., a management and business consulting firm, since 2005. He holds a Bachelor of Arts degree in history from Stanford University. We believe Mr. Little's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for over eighteen years, his qualification as a financial expert on our Audit Committee and his experience as chairman of our Nominating and Governance Committee.
William L. Meaney Age 53
Mr. Meaney assumed the role of the Company's chief executive officer, or CEO, and, simultaneously, became a member of the Board in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business-to-business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a private company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of Qantas Airways Limited, an Australian public company offering passenger and air freight transportation services in Australia and internationally, and on the boards of trustees of Carnegie Mellon University and Rensselaer Polytechnic Institute. Mr. Meaney holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute and a Master of Science degree in Industrial Administration from Carnegie Mellon University. We believe Mr. Meaney's qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business-to-business company.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Vincent J. Ryan Age 77	Mr. Ryan has been one of our directors since prior to 1990. Mr. Ryan is the founder of Schooner Capital LLC, or Schooner, a private investment firm, and has served as its chairman and chief executive officer since 1971, and as its president from 1971 to 1985 and from 1996 to 1999. Prior to November 1995, Mr. Ryan served as chairman of our Board. We believe Mr. Ryan's qualifications for nomination include his extensive knowledge of the capital markets and business management as a venture capitalist, his understanding of our businesses, operations and strategies as an Iron Mountain board member for more than twenty-three years, his experience in the records management and offsite data protection industries for more than thirty years and his experience as chairman of our Strategic Planning and Capital Allocation Committee. Due to Mr. Ryan's exceptional qualifications and contributions to our Board, and pursuant to the Company's Corporate Governance Guidelines and, specifically, the Company's director retirement and term limits, the Board has affirmatively determined it to be in the Company's best interests that Mr. Ryan stand for re-election after reaching the age of seventy-five.
Laurie A. Tucker Age 56
Ms. Tucker joined our Board in March 2007. Ms. Tucker has been employed by FedEx Services, Inc., a subsidiary of FedEx Corporation, or FedEx, a publicly held transportation, e-commerce and business services company, since 1978. She currently holds the position of senior vice president, Corporate Marketing at FedEx. Ms. Tucker earned a Bachelor of Arts degree and a Master of Business Administration degree from the University of Memphis. Ms. Tucker is a member of the board of directors of the Blues Foundation, a nonprofit organization, and serves on the advisory board of the Fogelman College of Business at the University of Memphis. She is also the FedEx co-chair for the March of Dimes and has been a United Way Alexis de Tocqueville Society member since 1998. We believe Ms. Tucker's qualifications for nomination include her extensive knowledge about business-to-business marketing strategy and operations for a global enterprise, and her strong understanding of the operation and management of business units within a large multinational enterprise that has transformed its operations and offerings.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Alfred J. Verrecchia Age 70	Mr. Verrecchia became a member of our Board in March 2010 and has served as our Independent Chairman since March 2013. Mr. Verrecchia has been chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held branded play company, since May 2008. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the U.S. and international markets as the current chairman and former chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer, his experience as a member of the board of directors of other publicly held companies and his prior experience as our lead independent director.

Directors Not Standing for Re-Election

Name	Principal Occupations and Business Experience During the Past Five Years
Allan Z. Loren Age 74	Mr. Loren has been one of our directors since June 2011. Mr. Loren is currently an executive coach to chief executive officers. He served as both chairman and chief executive officer of Dun & Bradstreet, or D&B, a public company that is a leading source of commercial information and insight on businesses, from 2000 through 2004 and as chairman of D&B from January 2005 until May 2005. Mr. Loren holds a bachelor's degree in mathematics from Queens College, City of New York and completed the Executive Management Program at Stanford University. As indicated above, Mr. Loren will have reached the director retirement age limit as set forth in the Company's Corporate Governance Guidelines and will not stand for re-election at the Annual Meeting.

        The Company's officers were last elected as a group on June 14, 2012. At a meeting to be held immediately following the Annual Meeting, the Board currently intends to elect officers of the Company. All officers hold office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until they sooner die, resign or are removed. There are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a director, as of April 15, 2013.

Name	Principal Occupations and Business Experience During the Past Five Years
Marc A. Duale Age 60	Mr. Duale was appointed president, Iron Mountain International in September 2008. He served as president of Iron Mountain Europe from May 2006 to September 2008. Prior to joining the Company, Mr. Duale served as managing director for Reuters Asia from January 2002 to April 2006. From 1999 to 2002, Mr. Duale served as chief operating officer for DHL Asia. Mr. Duale holds a Master of Business Administration degree from Harvard Business School and a Master of Science degree in ocean engineering from the Massachusetts Institute of Technology. He also holds a Bachelor of Science degree and a Master of Science degree from Ecole Nationale des Techniques Avancees.
Harold E. Ebbighausen Age 58
Mr. Ebbighausen was appointed president, Iron Mountain North America in October 2008. Prior to October 2008, Mr. Ebbighausen held several senior executive positions within Iron Mountain. From May 2008 through October 2008, he served as president, Americas. From July 2007 through May 2008, he served as president, Global Standards. From December 2004 through June 2007, he served as group president of Iron Mountain North American Service Delivery. From 1998 through 2004, he served as the president of Iron Mountain Off-Site Data Protection, a division of Iron Mountain Information Management, LLC. Mr. Ebbighausen previously had been an executive vice president of the Company since July 1997.
Brian P. McKeon Age 51
Mr. McKeon was appointed our chief financial officer in April 2007. Prior to joining the Company, Mr. McKeon served as executive vice president, Finance and Administration, and chief financial officer of The Timberland Company, a footwear and apparel company, from March 2000 to March 2007. Mr. McKeon is on the board of directors and serves on the audit and compensation committees of IDEXX Laboratories, Inc., a publicly held company. Mr. McKeon holds a Bachelor of Science degree in accounting from the University of Connecticut and a Master of Business Administration degree from Harvard Business School.

Board of Directors and Committees

        Independence.    Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether each director has a direct or indirect material relationship with the Company and members of the Company's management, including its subsidiaries, that may interfere with such director's ability to exercise his or her independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors (other than Mr. Ryan) has any relationship with the Company or its management other than his or her service as a director and on committees of the Board, and the Board has concluded that none of these directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

        In assessing the independence of Mr. Ryan, the Board considered Mr. Ryan's position with Schooner, which subleases space from the Company, and the indirect receipt of proceeds by Mr. Ryan and his children in connection with our acquisition of the remaining interest in our joint venture in Poland, Iron Mountain Poland, in January 2011, all as further described under the "Certain Relationships and Related Transactions" section of this Proxy Statement. The Board determined that, because the rent Schooner pays to the Company is a market rate and the Iron Mountain Poland transaction is complete with no further ownership interest being held by, or consideration due to, Mr. Ryan or his family members, these relationships would not interfere with Mr. Ryan's ability to exercise independence from the Company.

        The Board has determined that all of our non-management directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

        Attendance.    During the fiscal year ended December 31, 2012, the Board held ten meetings and took three actions by written consent. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served that were held during the period for which such director served. All of our directors who were directors of the Company at the time attended our 2012 Annual Meeting of Stockholders. All directors standing for re-election are expected to attend the Annual Meeting. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Company/For Investors/Corporate Governance" on our website at www.ironmountain.com.

        Board Leadership Structure.    The Board does not have a formal policy as to whether the roles of chairman and CEO should be combined or separated. Rather, the Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances when the chairman is elected at any given point in time based on what the Board believes will provide the best leadership structure for the Company at that time, rather than by adhering to a formal standing policy on the subject.

        As a result of our ongoing review of the leadership structure of the Board and the Company's succession planning process, together with Richard Reese's retirement as CEO and Executive Chairman in the first quarter of 2013, our Board determined that the position of Chairman should be held by a non-employee of the Company. In considering the decision as to whether to separate the roles of Chairman and CEO, the Board acknowledged that the decision is company specific and should depend in large part on the current needs of the Company. The Board believes that the current leadership structure, which separates the roles of CEO and Independent Chairman, fosters effective governance and oversight of the Company. The Independent Chairman controls the Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis. The CEO is responsible for setting the Company's strategy and leading the organization's day-to-day performance. The Independent Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors.

        The Board generally convenes in non-management executive session after each Board meeting.

        Committees.    The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategic Planning and Capital Allocation Committee. The Board has adopted a charter for each of its standing committees, all of which are available on our website at www.ironmountain.com under the heading "Company/For Investors/Corporate Governance/Highlights." Each standing committee has conducted annual self-evaluations and will continue to conduct annual self-evaluations under the oversight of the Nominating and Governance Committee, which will also oversee an annual review of the Board, including evaluations of individual Board members. These self-evaluations are intended to facilitate an examination and discussion by the entire Board and each director and each of these committees of their effectiveness as a group in fulfilling charter requirements and other responsibilities, as well as areas for improvement. During the fiscal year ended December 31, 2012, the Audit Committee held nine meetings and took one action by written consent, the Compensation Committee held ten meetings and took three actions by written consent, the Nominating and Governance Committee held seven meetings and the Strategic Planning and Capital Allocation Committee held six meetings and took one action by written consent.

        In 2011, the Board also formed the Chief Executive Officer Search Committee and the Strategic Review Special Committee, or the Special Committee. The Chief Executive Officer Search Committee was formed in connection with the anticipated CEO transition to assist the Board in identifying individuals qualified to serve as CEO, consistent with criteria approved by the Board, and to recommend to the Board potential CEO candidates. The Board elected Mr. Meaney as the Company's CEO effective January 2013 and, consequently, dissolved the Chief Executive Officer Search Committee. The Special Committee was formed pursuant to an agreement dated April 18, 2011, between the Company and Elliott Associates, L.P. and Elliott International, L.P. to assist the Board in conducting a comprehensive review of the potential value and impact of alternative financing, capitalization and tax optimization strategies (including a REIT conversion) and other opportunities for maximizing stockholder value. On June 5, 2012, the Company announced that the Board, following a thorough analysis of alternatives and careful consideration of the topic and after the unanimous recommendation of the Special Committee, unanimously approved a plan for the Company to pursue conversion to a REIT and, consequently, dissolved the Special Committee.

        Membership on each committee is set forth in the chart below.

Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Strategic Planning and Capital Allocation Committee
Ted R. Antenucci	✓			✓
Clarke H. Bailey		✓*
Kent P. Dauten	✓	✓		✓
Paul F. Deninger				✓
Per-Kristian Halvorsen			✓
Michael W. Lamach		✓
Arthur D. Little	✓		✓*
Vincent J. Ryan				✓*
Laurie A. Tucker			✓
Alfred J. Verrecchia	✓*			✓

*
Committee Chair

        Audit Committee.    Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards.

The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Persons Policy described on pages 65 and 66 of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website, www.ironmountain.com, under the heading "Company/For Investors/Corporate Governance."

        Compensation Committee.    Each member of the Compensation Committee qualifies as independent under the NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the base salary, equity-based incentives and the payment of short-term incentive compensation for the CEO and, in 2012, the Executive Chairman; (2) approves all long-term equity incentives to our employees, including to Messrs. Duale, Ebbighausen, McKeon and Reese, or the Named Executive Officers, under the Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan; (3) reviews and approves other senior officers' annual cash compensation, including Messrs. Duale, Ebbighausen and McKeon, based on recommendations from the CEO, and reports to the Board on such decisions; (4) develops market-driven, competitive and equitable compensation systems for senior officers that create both short-term and long-term incentives; (5) takes actions to retain a skilled, creative and professional management team at the most economical cost; (6) ensures that compensation policies and programs are compliant with applicable laws and are administered without bias or prejudice; (7) takes actions to maintain a compensation philosophy of "paying for performance" for senior management; (8) annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's Annual Report on Form 10-K and annual proxy statement; and (9) takes other actions to meet its responsibilities as set forth in its written charter.

        The Board has delegated final authority for compensation decisions for the Named Executive Officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to a sub-committee composed of members of the Compensation Committee, but it has not done so to date.

        For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the "Compensation Discussion and Analysis" section in this Proxy Statement.

        Nominating and Governance Committee.    Each member of the Nominating and Governance Committee qualifies as independent under the NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors; (8) annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee, or IMPAC, and determines the composition of the IMPAC board; and (9) takes other actions to meet its responsibilities as set forth in its written charter.

        Strategic Planning and Capital Allocation Committee.    Although the NYSE listing standards do not require members of the Strategic Planning and Capital Allocation Committee to be independent, all members of the Strategic Planning and Capital Allocation Committee qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. The Strategic Planning and Capital Allocation Committee: (1) reviews the Company's capital structure and financial strategies; (2) reviews the Company's material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value; (3) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (4) reviews the Company's derivatives and hedging policies and strategies; (5) reviews the Company's investment policies and practices; (6) furnishes periodic reports to the Board concerning the Strategic Planning and Capital Allocation Committee's work; and (7) performs such other duties as the Board may assign to the committee from time to time.

Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The full Board, or the committee of the Board assigned responsibility for an area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. Historically, of the Board's committees, the Audit Committee has led the oversight of a majority of the risk mitigation initiatives associated with the Company's enterprise risk assessment and management efforts. When a committee of the Board receives a risk report, the chairman of such committee provides a summary of the discussion to the Board during the next regularly scheduled Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk.

Political Expenditures

        Our Global Political Contribution Policy, together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. This means corporate funds are not used in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates. In addition, corporate funds are not used for "electioneering" communications.

        The Company administers IMPAC, which is a non-partisan political action committee supporting congressional candidates at the federal level only. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company's employees and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws, and reports regularly to the Federal Elections Commission. In addition, IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company.

        The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions.

Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading "Company/For Investors/Corporate Governance."

Stockholder Communications to Board of Directors

        The Board believes it is important for stockholders and others to have a process to send communications to the Board. Accordingly, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Independent Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. The Secretary's mailing address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111; the Secretary's email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board is responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors, and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described below.

        The Nominating and Governance Committee has retained the services of Egon Zehnder in connection with its search for a new director to fill the vacancy on the Board due to Mr. Loren's retirement. Egon Zehnder provides the Nominating and Governance Committee with lists of candidates that meet criteria established by the Board and assists the Nominating and Governance Committee in meeting and assessing the qualifications of candidates in order to assist the committee with its review of potential candidates.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or Rule 14a-8, wants to present a proposal for inclusion in the Company's 2014 Proxy Statement and proxy card relating to the 2014 Annual Meeting of Stockholders must submit the proposal by December 24, 2013. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2014 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2014 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than ninety days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2014 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than February 6, 2014 and no later than March 8, 2014. However, if the date of our 2014 Annual Meeting of Stockholders occurs more than thirty days before or thirty days after June 6, 2014, the anniversary of the 2013 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        Our Code of Ethics and Business Conduct applies to each employee, including officers, of the Company and all directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading "Company/For Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to the Company's CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 ITEM 2

APPROVAL OF THE IRON MOUNTAIN INCORPORATED
2013 EMPLOYEE STOCK PURCHASE PLAN

        The Board has approved, and is proposing for stockholder approval, the 2013 ESPP. The purpose of the 2013 ESPP is to provide employees of the Company and its participating subsidiaries the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase the Company's Common Stock. The 2013 ESPP also includes provisions that permit the adoption of one or more subplans that may not satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code, but are designed to facilitate use of the 2013 ESPP outside the U.S., or a 2013 ESPP Subplan.

        The Board believes that equity-based compensation is a significant factor in the Company's ability to attract, retain and motivate its employees, who are critical to the Company's long-term success, and that the adoption of the 2013 ESPP will further the goal of providing employees with incentives to serve the Company.

        On April 12, 2013, the closing price per share of the Company's Common Stock, as listed on the NYSE, was $37.20.

2013 Employee Stock Purchase Plan

        The following summary of the material features of the 2013 ESPP is qualified in its entirety by reference to the complete text of the 2013 ESPP, attached as Appendix A to this Proxy Statement.

        Overview.    The 2013 ESPP operates by granting, in a series of offerings, options to acquire the Company's Common Stock. The Compensation Committee, which has been delegated authority to administer the 2013 ESPP by the Board, determines the commencement date and duration of offerings. The Compensation Committee may also limit the maximum amount of Common Stock available with respect to an offering.

        Provided the 2013 ESPP is approved by stockholders, it is anticipated that the first offering will begin on November 29, 2013, following the close of the offering that began on May 31, 2013 under the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan, or the 2003 ESPP. If the 2013 ESPP is approved by stockholders, the 2003 ESPP will be terminated effective with the close of the first offering under the 2013 ESPP, which we anticipate will begin on November 29, 2013.

        Like the 2003 ESPP, it is anticipated that offerings under the 2013 ESPP will generally last for six months and will begin each June 1 and December 1 (or the preceding business day). During an offering, payroll deductions will be accumulated on behalf of each participant. At the end of each offering, options issued under the 2013 ESPP will be exercised and the accumulated payroll deductions will be retained by the Company as full payment of the option price. Each participant will receive a number of whole shares of the Company's Common Stock equal to the accumulated payroll deductions credited to the participant's account as of the exercise date divided by the option price. In general and except in the case of cash in lieu of a fractional share, any excess cash remaining at the close of an offering will not be carried over to the next offering and will instead be returned to a participant, without earnings.

        The "option price" of shares of Common Stock under the 2013 ESPP can be as low as 85% of the lower of the fair market value of the Company's shares at the start of the offering or on the exercise date. It is anticipated, however, that the 2013 ESPP, like the 2003 ESPP in recent years, will utilize an option price of 95% of the fair market value of the Company's shares on the exercise date. Fair market value under the 2013 ESPP generally means the average of the highest and lowest sale price of the Company's Common Stock on the date in question.

        The Compensation Committee may adopt one or more 2013 ESPP Subplan(s) in order to facilitate participation by employees in countries that have local laws that may be inconsistent with Section 423 of the Code. In general, however, the key terms and conditions of any such 2013 ESPP Subplan will reflect the same terms and conditions of the 2013 ESPP as offered to eligible U.S. employees to the extent possible.

        Shares Available under the 2013 ESPP.    The total number of shares that may be subject to options under the 2013 ESPP is 1,000,000, which is projected to provide enough shares to keep the 2013 ESPP in place for at least eight years (based on past experience with the 2003 ESPP). The Compensation Committee may impose a cap on the amount of Common Stock available with respect to any offering, and has historically done so under the 2003 ESPP.

        If an option expires or is terminated or surrendered, the shares allocable to the option may again be available under the 2013 ESPP. If insufficient shares are available at the end of an offering, a pro rata allocation of remaining shares will be made.

        We intend to register the new shares reserved for issuance under the 2013 ESPP on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving stockholder approval.

        Eligibility and Participation.    In general, any employee of the Company or a participating subsidiary that is (or is treated for federal income tax purposes as) a corporation who is customarily employed for more than five months in a calendar year and has performed services for the Company or a participating subsidiary for at least six months may become a participant in any future offering under the 2013 ESPP by electing to participate prior to the commencement of the offering. However, the following persons are ineligible to participate in the 2013 ESPP: (1) any employee who owns, directly or indirectly, as of the start of an offering, 5% or more of the Company's stock or the stock of one of the Company's corporate subsidiaries; (2) any employee of a subsidiary that is either ineligible to or does not elect to participate in the 2013 ESPP; (3) any union employee, if the union elects not to participate in the 2013 ESPP; and (4) any individual who is not an employee, including outside directors, consultants, and independent contractors. In addition, an employee will not be granted an option that would permit him or her to own (or be considered to own) or hold outstanding options to purchase 5% or more of the total combined voting power or value of all classes of the Company's stock or that of a corporate subsidiary, and a participant cannot acquire in any year more than $25,000 worth of the Company's stock under the 2013 ESPP (based on the value of the Company's stock at the start of the offering). At this time, approximately 9,500 persons are considered by the Company to be eligible to receive options pursuant to the 2013 ESPP.

        A participant may authorize payroll deductions of 1-15% of the participant's cash compensation on each pay date. A participant can decrease his or her rate of payroll deductions, but the participant can never increase the rate of payroll deductions once an offering begins.

        A participant may, prior to the end of an offering period, and at such time and in such manner as the Compensation Committee may prescribe, withdraw from an offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the participant's account under the 2013 ESPP. In no event will a participant receive interest with respect to his or her payroll deductions, whether used to exercise options or returned in cash.

        Termination of Employment.    Upon termination of employment for any reason other than death, the participant will receive a payment in cash of the amount credited to the participant's account under the 2013 ESPP. In the event that a participant dies prior to the end of an offering period, the participant's account will be paid in cash to his or her estate.

        Restrictions on Transfer.    A participant may not transfer, assign, pledge or otherwise dispose of an option issued under the 2013 ESPP. Shares acquired under the 2013 ESPP at the end of an offering period will be freely tradable, subject in all cases to the participant's compliance with the Company's Statement of Insider Trading Policy.

        Administration.    The 2013 ESPP was approved by the Board on March 14, 2013 and if approved by stockholders, it is anticipated that the first offering under the 2013 ESPP will begin on November 29, 2013. The 2013 ESPP will be administered by the Compensation Committee. The Compensation Committee will have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the 2013 ESPP and to decide all questions of interpretation and application of such rules and regulations, which decision will be final and binding.

        Forfeiture for Dishonesty.    If the Board determines that a participant has engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment that has damaged the Company or a subsidiary or has disclosed trade secrets or other proprietary information of the Company or a subsidiary, (1) the individual's participation in the 2013 ESPP will terminate and the participant will forfeit his or her right to receive any Common Stock that has not been delivered pursuant to an offering and (2) the Company will have the right to repurchase all or any part of the shares of Common Stock acquired by the participant upon the earlier exercise of any option pursuant to the 2013 ESPP, at a price equal to the amount paid to the Company upon exercise, together with interest.

        Effect of Certain Corporate Changes.    If, before an offering closes, the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or the Company is liquidated, sells or otherwise disposes of substantially all of its assets to another entity, or there is a "change of control," as defined in the 2013 ESPP, then the Compensation Committee, in its discretion, may either: (1) convert outstanding options such that after the effective date of the event, each participant is entitled upon exercise to receive, in lieu of the Company's Common Stock, the number and class of shares of the stock or other securities to which the participant would have been entitled had the participant been a stockholder at the time of the event; or (2) end the offering and exercise the options as of the day before the effective date of the event.

        A "change of control," for the purposes of the 2013 ESPP, shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company's outstanding Common Stock, and, within the period of 24 consecutive months immediately thereafter, individuals other than (1) individuals who at the beginning of such period constitute the entire Board or (2) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        2013 ESPP Subplan(s).    The Compensation Committee may adopt one or more 2013 ESPP Subplan(s) and such rules and regulations as, in its opinion, may be advisable in the administration of a 2013 ESPP Subplan in order to accommodate the specific requirements of local laws and procedures outside the U.S. The terms and conditions of any such 2013 ESPP Subplan may differ as necessary to accommodate local law (including, without limitation, as necessary to obtain preferential local tax treatment), but in no event will the authority of the Board, as set forth in the next paragraph, be altered by any such arrangement.

        Amendment or Termination.    The Board may at any time, without a vote by stockholders, terminate or, from time to time, amend, modify or suspend the 2013 ESPP; provided, however, that without stockholder approval there will be no: (1) change in the number of shares of Common Stock that may be issued under the 2013 ESPP; (2) change in the class of persons eligible to participate in the 2013 ESPP; or (3) other change to the 2013 ESPP that requires stockholder approval under applicable law. Unless terminated earlier, the 2013 ESPP will terminate on the date as of which there are no longer any shares of Common Stock available to be offered.

        The following description of the federal income tax consequences of the 2013 ESPP is general and does not purport to be complete. In addition, the description does not discuss the tax consequences arising as a result of the participant's death or of the tax consequences of the 2013 ESPP under the laws of any state or foreign country in which the participant may reside.

        Federal Income Tax Consequences of the 2013 ESPP.    Except as may be the case in the event of any 2013 ESPP Subplan(s), the 2013 ESPP is intended to constitute an "employee stock purchase plan" under Section 423 of the Code. As presently in effect, under Section 423 of the Code, a participant will not realize income as a result of either the grant of an option at the start of an offering period or the exercise of an option at the end of an offering period and the Company will not be entitled to an income tax deduction at such grant date or exercise date. If the participant holds the stock acquired under the 2013 ESPP until the earlier of two years after the start of an offering or one year after the end of an offering, then upon the subsequent sale of the stock, the participant will have ordinary compensation income of the lesser of 5% of the fair market value of the stock as of the start of the offering or the excess, if any, of the selling price of the stock over the option price. Any additional gain or loss will be treated as long-term capital gain or loss. The Company is not entitled to an income tax deduction with respect to the ordinary compensation income described above.

        If the participant disposes of any Common Stock acquired under the 2013 ESPP before the earlier of two years after the start of the offering or one year after the end of the offering, then the excess, if any, of the fair market value of the Common Stock at the end of the offering over the option price will be ordinary compensation income to the participant, and the Company will be entitled to a deduction with respect to that income. Any additional gain or loss will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the adoption of the 2013 ESPP. For purposes of determining whether a majority of the votes has been cast in favor of the approval of the 2013 ESPP, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination.

        The Board recommends that you vote FOR the approval of the adoption of the 2013 Employee Stock Purchase Plan.

 ITEM 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), and related rules of the SEC, we are including this separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers listed in the "Summary Compensation Table" appearing elsewhere in this Proxy Statement, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our and our stockholders' long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation program is our "pay for performance" philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the "Compensation Discussion and Analysis" section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

        The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2013 Annual Meeting of Stockholders, is hereby APPROVED."

Required Vote

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the compensation, as described in the "Compensation Discussion and Analysis" section, the compensation tables and the other narrative compensation disclosures contained in the Proxy Statement, of our Named Executive Officers. For the purpose of determining whether a majority of the votes has been cast in favor of the approval of this resolution, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        Our current policy is to provide stockholders with an opportunity to approve the compensation paid to our Named Executive Officers each year at our annual meeting of stockholders. We currently expect that the next such vote will occur at our 2014 Annual Meeting of Stockholders.

        The Board recommends that you vote FOR the approval of the foregoing non-binding, advisory resolution approving the compensation of our Named Executive Officers.

 ITEM 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche in 2012 are shown in the table appearing on page 67 of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2013, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Named Executive Officers
Ted R. Antenucci(3)	3,168	*
Clarke H. Bailey(4)	242,920	*
Kent P. Dauten(5)	2,219,810	1.17%
Paul F. Deninger(6)	15,652	*
Marc A. Duale(7)	34,700	*
Harold E. Ebbighausen(8)	78,302	*
Per-Kristian Halvorsen(9)	8,203	*
Michael W. Lamach(10)	9,858	*
Arthur D. Little(11)	60,835	*
Allan Z. Loren(12)	3,493	*
Brian P. McKeon(13)	165,764	*
William L. Meaney(14)	0	*
C. Richard Reese(15)	5,124,776.55	2.69%
Vincent J. Ryan(16)	15,853,477.85	8.34%
Laurie A. Tucker(17)	44,174	*
Alfred J. Verrecchia(18)	27,179	*
All directors and executive officers as a group(19)	21,000,930.85	11.00%
Five Percent Stockholders:
Capital World Investors(20)	22,478,368	11.8%
Davis Selected Advisers, L.P.(21)	12,343,057	6.5%
Highfields Capital Management LP(22)	9,737,184	5.6%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and Named Executive Officers is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(3)
Mr. Antenucci is a director of the Company. Does not include the 4,189 unvested shares of phantom stock previously reported on Forms 4 filed with the SEC as of April 15, 2013. Shares of phantom stock, or the Phantom Stock, have been acquired pursuant to the Iron Mountain Incorporated Directors Deferred Compensation Plan, or the DDCP, and each share of Phantom Stock is the economic equivalent of one share of Common Stock.

(4)
Mr. Bailey is a director of the Company. Includes 23,572 shares held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 23,572 shares held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 59,089 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

  Does not include: (1) the 4,189 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013 or (2) the 3,576.9427 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013.

(5)
Mr. Dauten is a director of the Company. Consists of 2,181,014 shares held jointly with his wife and 38,796 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(6)
Mr. Deninger is a director of the Company. Includes 12,159 shares that Mr. Deninger has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(7)
Mr. Duale is president, Iron Mountain International. Includes 28,762 shares that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(8)
Mr. Ebbighausen is president, Iron Mountain North America. Includes 41,827 shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(9)
Mr. Halvorsen is a director of the Company. Does not include: (1) the 4,189 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013 or (2) the 1,110.4121 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013.

(10)
Mr. Lamach is a director of the Company. Does not include the 1,749.8929 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013.

(11)
Mr. Little is a director of the Company. Includes 59,089 shares that Mr. Little has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013. Does not include: (1) the 2,095 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013 or (2) the 1,789.045 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013. Does not include 32,664 shares held by The Little Family Trust. Mr. Little disclaims beneficial ownership of the shares held by The Little Family Trust.

(12)
Mr. Loren is a director of the Company who will not stand for re-election at the Annual Meeting.

(13)
Mr. McKeon is chief financial officer of the Company. Includes 158,373 shares that Mr. McKeon has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(14)
Mr. Meaney joined the Company as CEO and a director on January 7, 2013.

(15)
Mr. Reese served as our CEO until January 7, 2013, and as a director and Executive Chairman of the Board of the Company until March 15, 2013. Includes 232,934 shares that Mr. Reese has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013. Also includes:

a.
280,152 shares held in the Reese 2010 Trust, dated December 8, 2010, which trust has been established for the benefit of Mr. Reese's descendants. Mr. Reese holds investment and distribution powers over the Reese 2010 Trust but does not have the right to revoke the Reese 2010 Trust.

b.
1,330,625 shares held by the Reese Family 2005 LLC, a Delaware limited liability company. Mr. Reese is the investment manager of the Reese Family 2005 LLC and has control over the sale of any shares held by the Reese Family 2005 LLC, the timing of such sales and the use of the proceeds of any sale. Mr. Reese does not have control of the distributions, if any, which are made pursuant to the Reese Family 2005 LLC Agreement and at the discretion of the managers. Mr. Reese is not a manager of the Reese Family 2005 LLC. Mr. Reese disclaims beneficial ownership of all securities held by the Reese Family 2005 LLC. Approximately 92% of the units of the Reese Family LLC are held by two trusts as part of Mr. Reese's estate plan, and the balance of the units of the Reese Family LLC are held either directly by or in a trust for the benefit of Mr. Reese's grown children.

  c.
  2,891,381.553 shares as to which Mr. Reese shares beneficial ownership with Schooner Capital Corporation, or Schooner Corporation, as a result of a 1988 deferred compensation arrangement, as amended, between Schooner Corporation, as assignee of Schooner, and Mr. Reese. The deferred compensation arrangement relates to earlier services provided by Mr. Reese as president of Schooner; such arrangement was amended as of December 26, 2008, and further amended by a letter agreement dated as of June 15, 2012. Pursuant to such arrangement, as amended, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,891,381.553 shares with payments to Mr. Reese commencing on the first business day of 2014 and payable in nine annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. In addition, any unpaid benefits pursuant to this arrangement shall be payable to Mr. Reese's beneficiary(ies) in a lump sum upon his death. Benefits pursuant to this arrangement are payable in cash or, at Mr. Reese's election, Common Stock. Schooner Corporation has agreed to vote the shares subject to such arrangement at the direction of Mr. Reese.

(16)
Mr. Ryan is a director of the Company. Includes 47,670 shares that Mr. Ryan has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013. Does not include: (1) the 4,189 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013 or (2) the 16,494.3918 vested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013. Also includes:

a.
6,974,957.346 shares held by the Vincent J. Ryan Revocable Trust, dated December 24, 1987, or the Ryan 1987 Trust. Includes 3,489,794 shares that the Ryan 1987 Trust has pledged to two banks as collateral for Mr. Ryan's credit facilities and an additional 13,857.346 shares in a brokerage account, which may be deemed pledged. Mr. Ryan, as one of the two trustees of the Ryan 1987 Trust, has sole voting and dispositive power with respect to the 6,974,957.346 shares.

b.
9,090 shares held by the Carla E. Meyer Revocable Trust, dated December 7, 2001, or the Meyer 2001 Trust. Mr. Ryan and Carla Meyer are the Trustees of the Meyer 2001 Trust. The Trustees have joint voting and dispositive power over such shares.

c.
6,059 shares held by the Carla E. Meyer Three-Year Retained Annuity Trust, dated October 29, 2008, or the Meyer 2008 Trust. Mr. Ryan and Stephen Maiocco are the Trustees of the Meyer 2008 Trust. The Trustees of the Meyer 2008 Trust have joint voting and dispositive power over such shares.

d.
8,638,933.89 shares held by Schooner Corporation. Mr. Ryan is the chairman, president and the principal beneficial owner of Schooner. Includes (i) 3,832,785 shares that are pledged as collateral to two banks in connection with Schooner Corporation's credit facilities and (ii) 1,388,238.89 shares that are held in a brokerage account and may be deemed to be pledged. Of these 8,638,933.89 shares, as a result of a deferred compensation arrangement between Schooner Corporation and Mr. Reese, Mr. Reese shares beneficial ownership of 2,891,381.553 shares with Schooner Corporation. The deferred compensation arrangement relates to earlier services provided by Mr. Reese as president of Schooner; such arrangement was amended as of December 26, 2008, and further amended by a letter agreement dated as of June 15, 2012. Pursuant to such arrangement, as amended, Mr. Reese is entitled to receive benefits equivalent to the fair market value of 2,891,381.553 shares with payments to Mr. Reese commencing on the first business day of 2014 and payable in nine annual installments; however, Mr. Reese has the right to defer the commencement of such installments in certain circumstances. Mr. Ryan has sole voting power with respect to only 6,156,201.337 of the shares held by Schooner Corporation, and has sole dispositive power with respect to the entire 8,638,933.89 shares held by Schooner Corporation. Mr. Ryan is president of Schooner Corporation and he, and members of his family, are the sole stockholders of Schooner Corporation.

  e.
  14,571.609 shares registered in the name of The Schooner Foundation, a private non-profit foundation, of which Mr. Ryan is a trustee. Mr. Ryan shares voting and investment power of these shares. These shares are held in a brokerage account and may be deemed to be pledged.

  f.
  133,222 shares registered in the name of Citibank, South Dakota, Trustee of the Ryan 1998 Issue Trust, of which Mr. Ryan was the Settlor. Mr. Ryan shares voting and investment power over these shares.

        Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111.

(17)
Ms. Tucker is a director of the Company. Includes 40,681 shares that Ms. Tucker has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(18)
Mr. Verrecchia is a director of the Company. Includes 16,609 shares that Mr. Verrecchia has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013. Does not include the 4,189 unvested shares of Phantom Stock previously reported on Forms 4 filed with the SEC as of April 15, 2013.

(19)
Includes 735,989 shares that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2013.

(20)
This information is as of December 31, 2012 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2013, or the Capital World Investors Schedule 13G/A. In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 22,478,368 shares. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(21)
This information is as of December 28, 2012 and is based solely on a Schedule 13D/A filed by Davis Selected Advisers, L.P. with the SEC on December 31, 2012, or the Davis Select Schedule 13D/A. In accordance with the disclosures set forth in the Davis Select Schedule 13D/A, Davis Selected Advisers, L.P. reports sole voting power over 11,590,459 shares and sole dispositive power over 12,343,057 shares. The percent owned is based on the calculation provided by Davis Selected Advisers, L.P. in the Davis Select Schedule 13D/A. Based on the information provided in the Davis Select Schedule 13D/A, the address of Davis Selected Advisers, L.P. is 2949 East Elvira Road, Suite 101, Tucson, Arizona 85756.

(22)
This information is as of December 31, 2012 and is based solely on a Schedule 13G/A jointly filed by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Highfields Capital I LP, Highfields Capital II LP, Highfields Capital IV LP and Highfields Capital Ltd., or collectively, the Highfields Reporting Persons, with the SEC on February 14, 2013, or the Highfields Schedule 13G/A. In accordance with the disclosures set forth in Item 4 of the Highfields Schedule 13G/A, Highfields Capital Management LP reports sole voting power and sole dispositive power over 9,737,184 shares, Highfields GP LLC reports sole voting power and sole dispositive power over 9,737,184 shares, Highfields Associates LLC reports shared voting power and shared dispositive power over 7,372,927 shares, Jonathon S. Jacobson reports sole voting power and sole dispositive power over 9,737,184 shares, Highfields Capital I LP reports sole voting power and sole dispositive power over 725,092 shares, Highfields Capital II LP reports shared voting power and shared dispositive power over 2,469,704 shares, Highfields Capital IV LP reports shared voting power and shared dispositive power over 4,178,131 shares and Highfields Capital Ltd. reports shared voting power and shared dispositive power over 2,364,257 shares. The percent owned is based on the calculation provided by the Highfields Reporting Persons in the Highfields Schedule 13G/A. Based on the information provided in the Highfields Schedule 13G/A, the address of Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Highfields Capital I LP, Highfields Capital II LP and Highfields Capital IV LP is c/o Highfields Capital Management LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116, and the address of Highfields Capital Ltd. is c/o State Street (Cayman) Trust Limited, d/b/a International Fund Services, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

Equity Compensation Plan Information

          The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	7,442,263	(1)	$24.71	(2)	7,080,576	(3)
Equity compensation plans not approved by security holders	0		0		0
Total	7,442,263		$24.71		7,080,576

(1)
Includes 5,906,953 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan and the 2002 Plan, 1,303,664 shares that may be issued upon settlement of outstanding Restricted Stock Units, or RSUs, granted under the 2002 Plan and 231,646 shares that may be issued upon settlement of outstanding Performance Units, or PUs, granted under the 2002 Plan. Excludes stock options to purchase up to 1,149 shares of our Common Stock, which stock options, having a weighted average exercise price of $5.41 per share, were issued pursuant to stock option plans assumed in connection with our acquisitions of LiveVault Corporation, or the LiveVault Plan, and Mimosa Systems, Inc., or the Mimosa Plan. No future equity awards may be granted under either the LiveVault Plan or the Mimosa Plan.

(2)
Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2012 is $23.39 per share.

(3)
Includes the 2002 Plan and the 2003 ESPP.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        The primary objectives of our compensation programs are to reward the achievement of both Company and individual goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to align with our strategic objectives and reward teamwork and contribution to the successful achievement of our enterprise goals and financial objectives.

Strategic Objectives & Program Design

        In 2011, we announced a comprehensive strategic plan intended to enhance stockholder value by driving increasing returns on invested capital and increasing the return of excess capital to our stockholders. In 2012, the second year of our strategic plan, we continued to make significant progress toward the key actions we identified when the plan was announced.

Objective	Key Developments
Sustain leadership in North American Business segment

•

We realigned our sales and account management functions to better support the growth of storage rental revenue by focusing on vertical-specific market opportunities

•

We sustained the high margins and capital efficiency of this business through operational excellence, cost controls and disciplined capital allocation

Significantly improve International portfolio

•

We remain on pace to achieve our goal of 25% Adjusted OIBDA(1) margin by the end of 2013 through operational efficiency initiatives, cost controls and expansion in emerging markets

•

We completed the sale of our Italian operations which concluded the country specific review of our International portfolio

•

We continue to drive expansion in attractive emerging markets with the acquisition of Groupo Store in Brazil

Increase returns to stockholders through share repurchases or dividends

•

In April, 2012, we satisfied our initial commitment to stockholders to pay out $1.2 billion in share repurchases and dividends, ahead of our May, 2012 timetable

•

We completed a $700 million dividend in November, 2012, or the Special Dividend, representing an initial distribution to satisfy the requirement that the Company pay its accumulated earning and profits to stockholders in connection with the potential conversion to a REIT. The Special Dividend was paid 20% in cash and 80% in stock

Evaluate financing, capital and tax strategies, including potential conversion into a REIT

•

During 2012, the Special Committee completed its review and the Board unanimously approved a plan for us to pursue conversion to a REIT with a target conversion date of January 1, 2014

•

We remain on track to implement the systems upgrades and improvements, process changes and legal restructuring necessary to achieve our goal to convert to and operate as a REIT by January 1, 2014

(1)
Adjusted OIBDA is defined as operating income before (1) depreciation and amortization, (2) intangible impairments, (3) (gain) loss on disposal/write-down of property, plant and equipment, net and (4) costs associated with our 2011 proxy contest, the work of the Special Committee and the Company's potential REIT conversion, or collectively, REIT Costs.

        Our Compensation Committee carefully evaluates our compensation programs on an ongoing basis to ensure that they support our business objectives and align the interests of our executives with those of our stockholders. In 2012, the Compensation Committee implemented a series of changes to our compensation programs to better align our incentive plans with our goals and our stockholders' interests, which changes are listed below.

  •
  Due to our increased focus on providing stockholder returns through dividends, the Compensation Committee approved the following changes to our long-term incentive program:

  •
  Annual equity awards were composed of 50% RSUs and 50% PUs for 2012; and

  •
  All outstanding unvested RSUs and PUs were amended to provide that they will, and all subsequently granted RSUs and PUs will, be eligible for future dividends, in the form of dividend equivalents that will be paid to them when the underlying RSU or PU vests, ensuring that our employees benefit along with stockholders in increased returns through dividends.

  •
  In connection with the Special Dividend, the Compensation Committee exercised discretion allowed under our equity compensation plans to approve an adjustment to all outstanding stock options to ensure that the intrinsic value of the options was not negatively impacted by the cash portion of the Special Dividend. Our plans automatically adjust stock options in connection with a stock dividend.

  •
  The Compensation Committee adopted a severance program for certain of our executives which generally provides one year of severance benefits to better align the Company with market practice and, to ensure the continued focus of our management team and address uncertainty during the CEO search process and following the appointment of our new CEO, provides for accelerated vesting with respect to equity awards.

        For 2012, the Compensation Committee made no changes to the performance measures used in our short-term incentive program and the performance unit component of our long-term incentive plan because they continue to appropriately support our strategic goals. Specifically:

  •
  In our short-term incentive plan, we utilize revenue and Adjusted OIBDA, which, when combined, are measures of profitable growth. Utilizing both enterprise and business unit measures is appropriate for executives with business unit responsibility to measure the performance in areas which they most directly influence;

  •
  In our short-term incentive plan, we also utilize specific and measurable pre-established individual goals and objectives which focus our executives' efforts on specific short-term activities intended to achieve our strategic goals; and

  •
  In our long-term incentive plan, we utilize revenue growth and return on invested capital, or ROIC(1), for our PUs which directly measures our progress toward increasing ROIC and provides enterprise level alignment among all executives and furthers our executives' interests in increasing stockholder value.

        (1)  ROIC is defined as net operating profit after taxes plus depreciation and amortization less non-growth capital expenditures divided by the average of the beginning and ending balance of total debt plus stockholders equity and non-controlling interest less cash plus accumulated depreciation on racking.

        As we pursue our goal to convert to a REIT by January 1, 2014, we will be further reviewing the structure and design of our short and long-term incentive programs to ensure they continue to support our strategic and operational goals.

Performance & Compensation Earned

        Overall, we performed well in 2012, with operating results in line with our expectations and reported results consistent with our external guidance. Enterprise revenue and Adjusted OIBDA were all consistent with our guidance range. Our stockholders benefited from both our operational performance and progress toward our strategic plan through total return to stockholders (defined as the change in our stock price plus the per share value of dividends paid) of approximately 17% during 2012.

        Consistent with our pay for performance philosophy, approximately 70% to 85% of our Named Executive Officers' compensation is either tied to achievement of financial and strategic objectives or varies with our stock price. Based on our 2012 achievement relative to our established financial goals, described in the following paragraph, and individual goals and objectives, our Named Executive Officers earned 102.5% of target short-term incentive, on average, and earned 89.4% of target PUs, which will vest in March, 2015. Like our stockholders, our Named Executive Officers also benefited from both the increase in our stock price and the dividends accrued on their equity awards.

        Our enterprise revenue was slightly below our incentive plan goal, achieving 99.5% of our target, primarily due to lower recycled paper prices. Our enterprise Adjusted OIBDA exceeded our incentive plan goal, at 101.2% of target, reflecting our focus on cost management. Our ROIC was slightly below our incentive plan target, 10.69% against target of 10.82%, reflecting a higher structural tax rate which lowered our after-tax income.

Leadership Changes

        In December, 2012 the Company concluded an extensive CEO search process, announcing that Mr. William L. Meaney would succeed Mr. Richard Reese as CEO, effective January 2013. Following Mr. Meaney's appointment, Mr. Reese remained in his Executive Chairman role through March 2013 and is expected to continue as an advisor to the Company during the remainder of 2013 and into 2014. In recognition of Mr. Reese's long-standing leadership and extraordinary service to the Company, the Board approved a retirement gift for Mr. Reese paid for by the Company, valued at approximately $48,000, inclusive of taxes.

        Mr. Meaney's 2013 market competitive compensation package is consistent with the Company's pay for performance philosophy and reflects the fact that Mr. Meaney was competitively recruited and is relocating his family from Hong Kong. A detailed summary of Mr. Meaney's compensation can be found in the "Appointment of William L. Meaney as CEO" section of this Proxy Statement. Key features of Mr. Meaney's compensation package include:

  •
  A base salary representing a small percentage (16%) of his target total direct compensation, with the remaining 84% earned based on the Company's financial performance, his achievement of individual goals and objectives or stock price appreciation;

  •
  Participation in our short-term incentive program on a similar basis and subject to the same financial performance metrics as our other executives;

  •
  Overall, 67% of his long-term incentive awards are performance-based including PUs (50% tied to total stockholder return relative to the S&P 500 (excluding financial services firms) over three years and 50% tied to the same financial performance metrics as our other executives for 2013) and stock options (tied to future stock price appreciation). The remaining long-term incentive compensation was delivered through RSUs with a longer vesting schedule than our other executives to encourage retention;

  •
  One-time awards to induce his joining the Company included a $250,000 signing bonus and a $2 million initial equity award upon commencement of his employment reflecting that he was considering a competing offer of employment; and

  •
  Reasonable accommodations related to his move from Hong Kong and standard and appropriate employment and severance terms and conditions for a CEO.

Say-on-Pay Vote Response

        We have an annual stockholder advisory vote on executive compensation, a "say-on-pay" vote, to provide stockholders with an additional tool to voice their opinions about executive compensation, with a goal of maintaining an alignment of interests between our stockholders and our executives. The Compensation Committee considered the results of the advisory vote by stockholders on the "say-on-pay" proposal presented to stockholders at the Company's 2012 Annual Meeting of Stockholders. As in 2011, there was overwhelming support at the 2012 annual meeting for the compensation program offered to the Company's Named Executive Officers, with more than 99% of votes cast in favor. Accordingly, the Compensation Committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote.

        While the Compensation Committee made no direct changes to our executive compensation programs as result of the say-on-pay vote, our programs reflect a number of best practices implemented by the Compensation Committee in recent years, including:

  •
  Compensation clawback policy;

  •
  Executive and director stock ownership requirements, including a requirement to retain certain shares until the requirement is met (with pledged shares not counting towards meeting the requirement);

  •
  Between 70% and 85% of our executive officers' target direct compensation is at-risk, including 50% of long-term incentives delivered as PUs tied to achievement of revenue growth and ROIC targets;

  •
  "Double trigger" feature in the 2002 Plan, requiring both a change in control and termination of employment before the vesting of awards is accelerated;

  •
  Our Compensation Committee retains an independent compensation consultant;

  •
  We do not offer excise tax gross-ups in connection with a change in control;

  •
  We do not offer pensions or Supplemental Executive Retirement Plans; and

  •
  Limited use of executive perquisites.

Compensation Philosophy and Design Principles

        The purpose of our executive compensation programs is to attract, retain and focus the talents and energies of executives, including our Named Executive Officers, on meeting the current and future objectives of the Company, most notably the creation of stockholder value. The design principles that govern our Named Executive Officer compensation programs are described below.

        General program competitiveness—Total compensation opportunities must serve to attract and retain top performing executive officers. All of our executive compensation program target pay levels are established with reference to relevant market data to evaluate their competitiveness. In evaluating external market data, we analyze the 50th and 75th percentiles as appropriate frames of reference. The relative position of each Named Executive Officer's compensation compared to the market data referenced reflects his experience and proficiency in performing the duties of his position.

        Pay for performance—A substantial percentage of each Named Executive Officer's total compensation opportunity is contingent on performance. Total incentive compensation can exceed the target award level if performance exceeds the target. Conversely, if performance falls short of the target, total incentive compensation can fall below the target award level and be as low as zero. Performance in our incentive compensation program is defined as:

  •
  Annual business unit and/or enterprise financial performance against pre-established objectives, which in 2012 were revenue, revenue growth, Adjusted OIBDA and ROIC;

  •
  Stock price appreciation; executives are rewarded when our stock price increases as this increases the value of their equity compensation awards, including stock options, RSUs and PUs; and

  •
  Each Named Executive Officer's demonstrated ability to develop and execute individual initiatives designed to help us to achieve our strategic objectives, build talent and capabilities essential to the long-term success of the business and demonstrate our established leadership behaviors.

        Internal parity—Each Named Executive Officer's total compensation opportunity reflects the responsibility, scope and complexity of that individual's role within the Company.

        Stockholder alignment—Our Named Executive Officer compensation programs align with the interests of our stockholders by emphasizing performance criteria that drive both short-term results and long-term stockholder value creation. Our long-term incentive compensation program awards equity to our Named Executive Officers, and all Named Executive Officers have minimum share ownership requirements of one times base salary, or three times base salary in the case of our CEO.

        Alignment with various business strategies—Our executive compensation programs are structured to be flexible in recognizing that individuals within functions or business units must focus on specific financial measures to meet the short-term and long-term plans of the business unit for which they are accountable. In addition, each executive leads strategic initiatives specific to the business units or functions for which he or she is responsible, and the success metrics for those initiatives will vary. Thus, it is possible for certain functional or business unit leaders to earn substantial awards in years when their function or business unit outperforms the Company as a whole. Conversely, if a function or business unit fails to meet its objectives, that function or business unit's leader may earn a lesser award in that year than his or her peers in a business unit or function that met or exceeded its goals.

Establishing Compensation

Process

        In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, our Compensation Committee:

  •
  Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO. The Compensation Committee's recommendation reflects an analysis of the Company's performance against predetermined financial goals and its evaluation of the CEO's performance against predetermined individual objectives and reflects input from members of the Board and senior management. The Compensation Committee's recommendation is then presented to the independent members of the Board for approval.

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  Annually reviews and approves the salary, short-term and long-term incentive compensation for our other Named Executive Officers.

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  Annually reviews and approves the structure of our short-term and long-term incentive programs for all Named Executive Officers, including performance metrics, performance and payout grids and the weighting applied to each metric. The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee's compensation consultant. Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.

  •
  Annually establishes the individual goals and objectives utilized in our short-term incentive program for our CEO and reviews the individual goals for the other Named Executive Officers recommended by the CEO.

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  Periodically evaluates the effectiveness and competitiveness of other executive compensation programs such as executive benefits, perquisites and our severance policy. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

  •
  Annually establishes the financial performance goals that are utilized in our short-term and long-term incentive plans. The financial performance targets are initially based upon our annual operating plan approved by our Board, assuming constant currency, and may be adjusted during the year. When the financial targets are set, the Compensation Committee approves a policy which identifies the nature of potential adjustments to the target levels that will be considered throughout the fiscal year. On a quarterly basis, our internal audit team reviews the potential adjustments and reports the results to our Audit Committee. The Compensation Committee considers this report and may adjust financial targets based on the adjustment factors approved at the beginning of the year.

        The Compensation Committee approved adjustments to targets to eliminate the effects of unbudgeted acquisitions and large unanticipated or uncontrollable events unrelated to current management performance, or the Adjustment Factors. The Compensation Committee increased the performance targets to exclude REIT Costs to ensure consistent measurement with our results, which we began reporting excluding REIT Costs after the targets were set. The unanticipated or uncontrollable events included in Adjustment Factors were expenses associated with the transition of our CEO, charitable contributions, certain legal expenses, the impact of office moves or consolidations and the impact of a government contract billing issue. The Compensation Committee also approved a process where the targets would be adjusted if paper prices fluctuated outside of a pre-approved range. For 2012, paper prices remained within the range and no adjustment was made.

        The net effect of applying the Adjustment Factors increased the enterprise revenue target by about 1% and reduced the other enterprise targets by less than 0.5%. The effect of applying the Adjustment Factors is greater at the business unit level due to the internal allocation of costs and the relative size of the business. The net effect of applying the Adjustment Factors to the International business unit was to increase the revenue target by about 4% and reduce the Adjusted OIBDA target by about 4%. For the North American business unit, applying the Adjustment Factors reduced performance targets by less than 1.5%.

Role of Named Executive Officers

        Our Named Executive Officers assist the Compensation Committee in carrying out its duties throughout the year, including:

  •
  Our CEO sets the individual goals and objectives for the Named Executive Officers (other than himself). He proposes his own individual goals and objectives, with input from the Board, which are then approved by the Compensation Committee. He also establishes the individual goals and objectives for the other Named Executive Officers, which are reviewed by the Compensation Committee;

  •
  Our CEO develops compensation recommendations for the Named Executive Officers (other than himself) for the Compensation Committee's review, including salary levels, economic value of long-term incentives and achievement of individual goals and objectives; and

  •
  Each Named Executive Officer prepares a self-review to assist the review of his performance against individual goals and objectives, which self-review is shared with the Compensation Committee for the CEO and with the CEO for the other Named Executive Officers. The other Named Executive Officers provide feedback on the CEO's performance to the Compensation Committee to assist in the evaluation of the CEO's performance.

Benchmarking

        To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses prepared by its independent compensation consultant. Given the nature of our business and our market leading position, there is no ideal group of companies that reflect direct business competitors or competitors for talent. The Compensation Committee has elected to develop a group of business services companies to serve as a reference point for the market analyses, or the Custom Peer Group.

        The Compensation Committee, in collaboration with our compensation consultant and management, has developed the Custom Peer Group below based on the following criteria:

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  Comparable size and industry;

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  Similar market capitalization; and

  •
  Similar degree of global operations.

        The 2012 Custom Peer Group includes the following companies, with an asterisk noting newly added companies:

ABM Industries	Cintas	IHS	Teradata
Alliance Data Systems	Crown Castle	Lender Processing Services	Unisys
American Tower	Dun & Bradstreet	Moody's	Western Union
ADP	Equifax	Paychex
Brinks	Fiserv	Pitney Bowes
Broadridge Financial	Global Payments	Quad/Graphics*

        The median 2010 revenue of the Custom Peer Group was $2.5 billion, compared to the Company's 2010 revenue of $3.1 billion. The 2012 Custom Peer Group, as compared to the 2011 Custom Peer Group, reflects the removal of Symantec, CA, Inc. and Intuit because, following the divestiture of our digital business, we no longer share core business characteristics with those companies.

        For 2012, there was insufficient data within the Custom Peer Group from which to benchmark Mr. Duale's role as President of our International business unit. While a direct match to Mr. Duale's responsibilities was not available, a general industry analysis was conducted based on multinational companies with European operations to serve as a market reference for Mr. Duale's compensation.

How We Use Market Data

        Pay levels—Market data is one element considered by the Compensation Committee when making compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 50th and 75th percentiles of relevant market data as one frame of reference in making its compensation decisions. Final compensation decisions reflect a variety of factors, including each executive's experience, performance rating, the relative importance of the executive's role within the organization, as well as where the executive's pay level falls relative to the market data.

        Plan design—When designing or assessing the design of our compensation programs, the Compensation Committee reviews programs of the Custom Peer Group to establish typical market practice. The Compensation Committee evaluates our specific circumstances and business objectives and follows market practice with respect to the design of our programs where appropriate but may deviate from market practice where the Compensation Committee deems it is in the best interest of the Company and our stockholders.

Role of Consultants

        The Compensation Committee has retained the services of an independent compensation consultant to provide ongoing advice and perspective to the Compensation Committee in the following areas related to the compensation of our Named Executive Officers:

  •
  Market pay analyses and market trends;

  •
  Assistance with the selection of the Custom Peer Group;

  •
  Ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting compensation and benefit programs;

  •
  Assistance with the design of executive compensation or benefit programs, as needed;

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  Assistance with the implication of the Special Dividend and the increased dividend emphasis for long-term incentive awards; and

  •
  Preparation for and attendance at selected Compensation Committee meetings.

        Through March 2012, the Compensation Committee used the services of Meridian Compensation Partners, LLC, or Meridian. During 2011, under the direction of the Compensation Committee, Meridian provided a market analysis of general industry severance plans and policies which the Compensation Committee utilized in its review of the Company's programs and its decision to implement the Severance Program (defined below) in 2012.

        In anticipation of the potential REIT conversion and the implications for our compensation plans, the Compensation Committee interviewed a variety of firms to ensure that its independent compensation consultant had the necessary capabilities to best assist the Compensation Committee during the process. In May 2012, the Compensation Committee engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting.

        Both Meridian and Pay Governance reported directly to the Compensation Committee and had regular meetings with the Chair of the Compensation Committee.

        Neither Meridian nor Pay Governance provided any services to the Company other than providing assistance on director compensation matters for the Nominating and Governance Committee. The Compensation Committee has reviewed the nature of the relationship with its independent compensation consultants and determined that there were no conflicts that impacted the advice and guidance provided to the Compensation Committee.

Components of Compensation

        Our Named Executive Officers' total direct compensation is designed to reward our executives based on achievement of financial and strategic goals and returns to stockholders. As depicted below, approximately 70% to 85% of our Named Executive Officers' target total direct compensation, or TDC (which consists of salary, target bonus and long-term incentive grant value), is tied directly to the achievement of financial goals, strategic objectives or stock price appreciation through our short-term and long-term incentive programs. For example, excluding the impact of the amendment to RSUs, PUs and options during 2012, approximately 85% of Mr. Reese's $6.75 million target TDC, or $5.75 million, was at-risk when granted.

CEO	Other NEOs

        Below is a summary of the elements, objectives, risk mitigation factors and key features of our total direct compensation program. A more detailed discussion of each element and the associated pay decisions follows this section.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals. In order to avoid excessive risk taking, it is important that not all cash compensation be variable.

  •
  Annual short-term incentive compensation awards for the Named Executive Officers are designed to focus these individuals on performance of financial goals in line with our annual budget, as well as successful completion or progress towards completion of initiatives in areas within their control, and to reward outstanding individual performance. Each target award is expressed as a percentage of base salary, and the amount of compensation payable under an award is subject to a maximum payout. In support of our philosophy of paying for performance, if performance targets are overachieved, awards can exceed 100% of their targets. Actual short-term incentive awards for our Named Executive Officers may range from 0% to 145.9% of target. Awards are also subject to our clawback policy described below under "Executive Compensation Clawback."

  •
  Long-term equity incentives are designed to align the interests of our Named Executive Officers with our stockholders, reward overall enterprise performance and encourage the retention of the Named Executive Officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth. We make annual grants to Named Executive Officers in the form of PUs and RSUs. The number of PUs earned may range from 0% to 150% of the initial award and in 2012 were based on the Company's performance against revenue growth and ROIC targets. The number of PUs earned is determined by the Company's actual performance as compared to the targets at the end of the one-year performance period, and the award is settled in shares of our Common Stock. Generally, PUs are subject to cliff vesting three years from the date of the original grant. RSUs typically vest ratably over three years (with certain exceptions described below) and are settled in shares of our Common Stock. RSU and PU awards are also subject to our clawback policy described below under "Executive Compensation Clawback."

        In addition to the total direct compensation elements described above, our US-based executives participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2003 ESPP and other fringe benefits, some of which are more fully described below.

  •
  Our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain regulatory limits. Under our 401(k) Plan, we generally match

    50% of the first 4% of compensation contributed by our Named Executive Officers, up to $5,000 for 2012.

  •
  The 2003 ESPP provides all of our employees in the U.S. and Canada with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

        Our U.S.-based Named Executive Officers are eligible for certain executive benefits, including a voluntary deferred compensation program and limited perquisites, which are included in the "All Other Compensation" column of the "Summary Compensation Table" and related footnote.

        Our Executive Deferred Compensation Plan, or the EDCP, allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. The Company does not provide contributions under the EDCP. This plan is intended to encourage the continued employment of the participating employees, who are largely responsible for our success, and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. Mr. Duale, president, Iron Mountain International, does not participate in the 401(k) Plan, the 2003 ESPP or the EDCP but receives additional benefits that are customary for executives in Europe with global responsibilities as more fully discussed under the "—Employment Agreement with Mr. Duale" section of this Proxy Statement.

Base Salary

        The table below details the current salaries of our Named Executive Officers and the increases from 2011 to 2012, where applicable, which were effective in April 2012. Consistent with typical market practice, in 2012 our CEO has a significantly higher base salary than the other Named Executive Officers. This is due primarily to the greater responsibility, experience and oversight duties of the CEO as compared to the other Named Executive Officers and in Mr. Reese's case, his dual role as CEO and Executive Chairman.

Name	2011	2012	Percent Change
C. Richard Reese	$1,004,519	$1,004,519	None
Brian P. McKeon	$515,960	$530,000	2.7%
Harold E. Ebbighausen	$550,000	$565,000	2.7%
Marc A. Duale	€517,830	€517,830	None

        The increases provided to Messrs. McKeon and Ebbighausen reflected their expected future contributions, internal parity and excellent rating in our internal performance evaluation process.

        Despite their excellent ratings in our internal performance evaluation process, Messrs. Reese's and Duale's salaries remained unchanged in 2012. The Compensation Committee determined that Mr. Reese's salary was appropriately positioned within the range of market data reviewed and any increases in compensation were more appropriately delivered through our variable compensation programs. Mr. Duale's base salary is positioned at the 75th percentile of market data, largely due to his depth of experience in leading international businesses prior to joining the Company, and reflects the compensation that was necessary to entice him to join the Company. Mr. Duale's salary has not been increased since 2009 in recognition of his position relative to both external market data and internal parity.

Performance-Based Incentive Compensation

Short-Term Incentive Compensation

        Our Named Executive Officers participate in the Company's performance-based short-term incentive compensation programs. Short-term incentive compensation opportunities are expressed as a percentage of each Named Executive Officer's base salary. For 2012, these percentages were:

Executive	Short-Term Incentive Target Percentage of Salary
C. Richard Reese	150%
Brian P. McKeon	100%
Harold E. Ebbighausen	100%
Marc A. Duale	80%

        The target short-term incentive compensation opportunities for our Named Executive Officers for 2012 are unchanged from 2011 because the Compensation Committee determined the target opportunity represented the appropriate amount of short-term compensation at risk for each Named Executive Officer based on his role, impact on the Company's results and market comparisons. In 2012, Mr. Reese's target opportunity was the largest among the Named Executive Officers because he was most accountable for the Company's performance and the Compensation Committee determined it was important to provide a greater portion of his cash compensation through a variable program. Mr. Duale's target short-term incentive compensation opportunity is a lower percentage of his base salary than Messrs. Ebbighausen's and McKeon's due to Mr. Duale's higher base salary and the market practice for his role.

        Achievement of the target short-term incentive opportunity is based upon the Company's performance against targeted financial goals and personal performance against the individual goals and objectives of the respective Named Executive Officer set at the beginning of the year and (except for Mr. Duale) may be increased by up to 125% for corporate overachievement, or the Corporate Modifier, as illustrated below:

        Mr. Duale's payout for the International business unit's financial performance is measured differently from the other Named Executive Officers' financial measures because there is greater volatility in emerging markets and because over performance in the International portfolio will have less influence on the enterprise due to its relative size. For Mr. Duale, the Corporate Modifier does not apply to the portion of his short-term incentive measured against our International business unit financial performance because the payout for that component of his short-term incentive ranges from 0% to 130%, as opposed to 0% to 100% for our other Named Executive Officers. By allowing for payout in excess of 100% of target, Mr. Duale is more directly rewarded for the overachievement of the International business unit financial performance. In addition, the volatility of the International business is also recognized through a payout for threshold performance of 50% (versus 4% for enterprise and North America).

        For 2012, revenue and Adjusted OIBDA were chosen as the financial goals for all Named Executive Officers because the Compensation Committee determined they were appropriate measures of the achievement of our profitable growth objectives. The individual goals and objectives component of the Named Executive Officers' short-term incentive included items such as the development and execution of business, organizational and marketing strategies with the objective to increase revenue and Adjusted OIBDA. The specific weight applied to the financial goals and the individual goals of the Named Executive Officers is detailed in the "Payouts of Short-Term Incentive Compensation" table below.

        For 2012, the Compensation Committee, based on the recommendation of our CEO, changed the weightings for Messrs. Ebbighausen and Duale to tie 65% of their short-term incentive to the results of their respective business units, 10% to enterprise revenue and 25% to their individual goals and objectives. The 2011 weightings included 67% International business unit financial measures and 33% individual goals and objectives for Mr. Duale and 55% North American business unit financial measures, 20% enterprise revenue and 25% individual goals and objectives for Mr. Ebbighausen. The Compensation Committee made this change to consistently compensate Messrs. Ebbighausen and Duale for individual, business unit and enterprise performance and to tie their short-term incentive to both of the areas of the business they manage and the enterprise as a whole. Messrs. Reese and McKeon have a greater portion of the short-term incentive tied to individual goals and objectives than Messrs. Ebbighausen and Duale, due to the broader enterprise focus of their strategic objectives.

Financial Performance

        In 2012, at least two-thirds of each Named Executive Officer's targeted short-term incentive opportunity was based on revenue and Adjusted OIBDA financial targets. Each of the Named Executive Officers' financial targets related to the segment in which he operated. For Messrs. Reese and McKeon, results are measured based on the enterprise. Messrs. Duale's and Ebbighausen's financial targets were measured based on revenue and Adjusted OIBDA of their respective business units and also included the revenue performance of the enterprise. Our objective is to focus the entire team on achieving financial goals that are aligned.

        For 2012, the Compensation Committee adjusted the performance requirement for threshold payout for enterprise and North American business unit financial targets. The minimum performance was slightly lowered from 97.6% to 95% for Adjusted OIBDA and from 97.6% to 97% for revenue. The change was made to better align the risk in the short-term incentive payout with the volatility of the performance measures. The changes are part of a multi-year strategy to move our design closer to typical market practice while still reflecting the stability of our business. There were no changes to the performance and payout relationship for the International business unit.

        For enterprise and the North American business unit, the table below details specific financial goals and results for each financial performance metric.

	Threshold (4% Payout)	Target (100% Payout)	Actual Result	Actual Payout
Enterprise
Revenue	$2,935.6	$3,026.4	$3,010.8	84.0%
Adjusted OIBDA	$855.3	$900.3	$911.2	100.0%
North America
Revenue	$2,139.9	$2,206.1	$2,196.1	84.0%
Adjusted OIBDA	$864.6	$910.1	$915.1	100.0%

        For the International business unit, the specific financial goals and actual results are detailed below.

	Threshold (50% Payout)	Target (100% Payout)	Maximum (130% Payout)	Actual Result	Actual Payout
International
Revenue	$779.3	$820.3	$861.3	$814.7	93.0%
Adjusted OIBDA	$164.7	$173.4	$182.1	$173.7	101.2%

Individual Goals and Objectives

        Individual goals and objectives were aimed at focusing each Named Executive Officer's attention in areas where that officer has the most potential for impacting the Company's performance, and we believe these targets were reasonably attainable if the Named Executive Officers performed to their potential.

        Each of the Named Executive Officers met or exceeded his 2012 individual goals and objectives. The table below includes the key factors considered in evaluating the achievement of each Named Executive Officer's individual goals and objectives:

	Key Achievements	Payout as % of Target
C. Richard Reese	• Led the plan to convert to a REIT • Maintained focus of executive team and entire organization during uncertainty related to REIT evaluation • Actively assisted in CEO search process • Served as CEO longer than originally anticipated throughout the extended CEO search process	115%
Brian P. McKeon	• Completed extensive REIT evaluation culminating with recommendation to the Board to pursue conversion • On track to deliver ROIC improvement goals	110%
Harold E. Ebbighausen	• Completed organizational restructuring to ensure better customer alignment and more rapid delivery of new products and services to the market • Established framework and process for assessing customer satisfaction and loyalty and targeted investments for improvement	115%
Marc A. Duale	• Led acquisition and integration strategy of large competitor in Brazil • Continued margin expansion in mature markets	100%

        In addition to the factors noted above, 5% of Mr. Reese's 2012 short-term incentive was measured on certain individual financial goals related to the achievement of ROIC and free cash flow objectives. Based on the Company's performance relative to free cash flow ($347 million actual versus $327 million target) and ROIC (10.69% actual versus 10.82% target) objectives, the Compensation Committee determined Mr. Reese met 100% of his individual financial goals.

Corporate Modifier

        In addition, as a result of the Corporate Modifier, the entire short-term incentive payment for all Named Executive Officers (other than Mr. Duale) can increase over the target payout if the Company exceeds the enterprise Adjusted OIBDA target for the fiscal year. For Mr. Duale, the Corporate Modifier only increases the portion of his short-term incentive payment that is based on enterprise revenue and individual performance. As shown in the table below, exceeding the enterprise Adjusted OIBDA target allows for a Corporate Modifier of up to 125% of the total payout as determined by the performance against targets and goals described above. The Corporate Modifier is formula-based and while the table below illustrates the key overachievement points and the corresponding multiplier, points are interpolated between those shown in the table. Therefore, the 2012 performance of 1.2% above the target for enterprise Adjusted OIBDA produced a Corporate Modifier of 106%.

Performance vs. Budget	Multiplier
100.0%	100%
101.0%	105%
102.0%	110%
103.0%	115%
104.0%	120%
105.0%	125%

        Based on our 2012 achievement relative to established financial goals and individual goals and objectives, our executives earned 102.5% of target short-term incentive, on average. The following table sets forth certain information relating to the payouts of short-term cash incentive compensation to the Named Executive Officers during the year ended December 31, 2012.

Payouts of Short-Term Incentive Compensation

		2012 Target Opportunity			2012 End-of-Year Performance and Payout
	2012 Base Salary Earnings ($)
						Target Weighting (%)	Target Opportunity ($)	Payout Achievement (%)(1)	Payout ($)
Named Executive Officer		(%)	($)		Measure & Scope
C. Richard Reese	$1,004,519	150.0%	$1,506,779	(a)	Revenue (Enterprise)	33.33%	$502,209	84.0%	$421,856
				(b)	Adjusted OIBDA (Enterprise)	33.33%	$502,209	100.0%	$502,209
				(c)	Individual Goals & Objectives—Financial	5.00%	$75,339	100.0%	$75,339
				(d)	Individual Goals & Objectives—Non-Financial	28.34%	$427,021	115.0%	$491,074
				(e)	Corporate Modifier			106.0%	$89,429

					Total 2012 Payout				$1,579,907
Brian P. McKeon	$526,220	100.0%	$526,220	(a)	Revenue (Enterprise)	33.33%	$175,389	84.0%	$147,327
				(b)	Adjusted OIBDA (Enterprise)	33.33%	$175,389	100.0%	$175,389
				(c)	Individual Goals & Objectives	33.34%	$175,442	110.0%	$192,986
				(d)	Corporate Modifier			106.0%	$30,942

					Total 2012 Payout				$546,644
Marc A. Duale	$665,722	80.0%	$532,578	(a)	Revenue (Enterprise)	10.00%	$53,258	84.0%	$44,737
				(b)	Revenue (International)	32.50%	$173,088	93.0%	$160,972
				(c)	Adjusted OIBDA (International)	32.50%	$173,088	101.2%	$175,165
				(d)	Individual Goals & Objectives	25.00%	$133,144	100.0%	$133,144
				(e)	Corporate Modifier(2)			106.0%	$10,673

					Total 2012 Payout				$524,691
Harold E. Ebbighausen	$560,962	100.0%	$560,962	(a)	Revenue (Enterprise)	10.00%	$56,096	84.0%	$47,121
				(b)	Revenue (North America)	32.50%	$182,313	84.0%	$153,143
				(c)	Adjusted OIBDA (North America)	32.50%	$182,313	100.0%	$182,313
				(d)	Individual Goals & Objectives	25.00%	$140,240	115.0%	$161,276
				(e)	Corporate Modifier			106.0%	$32,631

					Total 2012 Payout				$576,484

(1)
Payout achievement represents the percentage of the target payout earned based on the level of the Company's achievement of target financial measures as disclosed above.

(2)
The Corporate Modifier for Mr. Duale's payout applied only to his enterprise revenue and individual goals and objectives as described above.

Long-Term Equity Compensation

Program Changes

        As described in the executive summary above, the Compensation Committee made a series of changes to our long-term equity incentive program during 2012 to further align the rewards of our executives with the interests of our stockholders. Given the recent commitment to distribute more cash to stockholders, partially in the form of dividends, the Compensation Committee approved the following changes during 2012:

  •
  The mix of equity vehicles shifted away from stock options and toward RSUs and PUs. In 2012, the mix of long-term equity incentives granted to Named Executive Officers was 50% RSUs and 50% PUs.

  •
  All outstanding unvested RSUs and PUs, including those issued to our Named Executive Officers, became eligible to accrue future dividends, in the form of dividend equivalents. Dividend equivalents are accrued in cash, or additional units in the case of stock dividends, and are payable only when the underlying shares vest. The addition of dividend equivalent rights is a modification for accounting purposes and the incremental fair value on the date of the modification is included in both the Summary Compensation Table and the "Grants of Plan-Based Awards" table. In connection with the Special Dividend, RSUs and target PUs were adjusted to give effect to the additional stock issued as part of the Special Dividend.

  •
  In connection with the Special Dividend, the Compensation Committee exercised discretion allowed under our equity compensation plans to approve an adjustment to all outstanding stock options, including for our Named Executive Officers, to ensure that the intrinsic value of the options was not negatively impacted by the cash portion of the Special Dividend. Our plans automatically adjust stock options in connection with a stock dividend. Because the Compensation Committee exercised discretion in approving the adjustment for the cash portion of the Special Dividend, the adjustment is a modification for accounting purposes and the incremental fair value on the date of the modification is included in the "Grants of Plan-Based Awards" table.

        Additionally, in contemplation of the anticipated transition to a new CEO, the Compensation Committee approved different terms for Mr. Reese's long-term equity incentive awards relative to our other executives. For Mr. Reese's 2012 equity awards, RSUs will continue to vest over the three-year period, even if Mr. Reese is no longer employed by, or otherwise providing services to, the Company, and it is not a condition of his PUs that he be employed by, or otherwise provide services to, the Company at the end of the performance period or on the date of subsequent vesting in order for him to receive earned PUs.

2012 Long-Term Incentive Awards

        The Compensation Committee considers equity grants for our Named Executive Officers in the first quarter of each year. When our Compensation Committee makes determinations about the amount and the type of equity incentives to award to each Named Executive Officers, the decision is based on a number of factors, including:

  •
  CEO recommendations (for incentive awards granted to Named Executive Officers other than the CEO);

  •
  Amount and terms of equity incentives granted in the market benchmark data;

  •
  Amount and type of equity incentives previously granted to such Named Executive Officer;

  •
  Value of and the complexity of the duties performed by such Named Executive Officer now and as anticipated in the future;

  •
  Such Named Executive Officer's performance rating as determined by our internal performance review process; and

  •
  The total and average grant values for members of the Named Executive Officers' internal peer group.

        For 2012, the Compensation Committee approved an economic value for long-term equity grants to each of our Named Executive Officers, which value was generally larger than the value approved in 2011. The increase in economic value granted to the Named Executives Officers in 2012 was attributable, in part, to the Compensation Committee intentionally setting the 2011 awards below market median as we transitioned to a structure which generally provides annual grants and, in part, to the Compensation Committee seeking to increase in 2012 the incentive for retention while the CEO search was ongoing. In 2012, the economic value for Mr. Reese was substantially larger than our other executives to place a greater portion of his compensation on the long-term success of the organization and further align his interests with our stockholders. Mr. Duale's lower economic value reflects both his above market base salary and the lower emphasis placed on equity incentives outside the United States.

        The table below outlines the economic value approved by the Compensation Committee for each Named Executive Officer:

Name	Target PUs	RSUs	Total
C. Richard Reese	$2,250,000	$2,250,000	$4,500,000
Brian P. McKeon	$500,000	$500,000	$1,000,000
Harold E. Ebbighausen	$600,000	$600,000	$1,200,000
Marc A. Duale	$300,000	$300,000	$600,000

Performance Units

        PU awards made to all Named Executive Officers in 2012 were based on the Company's performance against annual enterprise revenue growth and ROIC targets. The range of payout is 0% to 150% of the target number of PUs. The number of PUs earned is determined by the Company's actual performance at the end of the one-year performance period versus budget, which is adjusted for certain one-time costs as described above. The PUs will be settled in shares of the Company's Common Stock when they vest. As noted above, in 2012 the Compensation Committee amended all outstanding PU awards to accrue dividend equivalents. Dividend equivalents are accrued in cash, or additional PUs in the case of stock dividends, are payable when PUs vest and reflect only dividend equivalents attributable to shares earned.

        Determination of the percentage achievement of PU awards for the 2012 performance period was made according to the following grid:

Multiplier
+3.0% +2.0% +1.0% Budget -1.0% -2.0% -3.0%	110% 100% 90% 80% 65% 50% 0% -50 BPS	125% 110% 100% 90% 80% 65% 50% -25 BPS	135% 125% 110% 100% 90% 80% 65% Budget	140% 135% 125% 110% 100% 90% 80% +25 BPS	150% 140% 135% 125% 110% 100% 90% +50 BPS

2012 ROIC (After Tax)

        Based on the performance grid and our actual 2012 performance against targets, our Named Executive Officers earned 89.4% of the target PUs granted.

Metric	Budget	Actual	Difference
Revenue Growth	1.6%	1.1%	-0.5%
ROIC	10.82%	10.69%	-14 bps	*

*
Does not sum due to rounding.

        The target number of PU awards and the actual number of PUs earned for each Named Executive Officer for 2012 are set forth below, both adjusted for the effect of the stock portion of the Special Dividend. The PUs earned for 2012 are scheduled to vest in March 2015.

	Target PUs Granted	PUs Earned
C. Richard Reese	85,683	76,600
Brian P. McKeon	19,040	17,021
Marc A. Duale	11,423	10,212
Harold E. Ebbighausen	22,848	20,426

Restricted Stock Units

        RSUs were granted to the Named Executive Officers on March 11, 2012, with the number of RSUs determined by dividing the total approved value of the award approved by the Compensation Committee by the average high and low price of our Common Stock on March 11, 2012. RSUs generally vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. As noted above, in 2012 the Compensation Committee amended all outstanding RSU awards to accrue future dividends in the form of dividend equivalents. Dividends are payable if and when awards vest. The table below details the RSUs granted in 2012, adjusted to give effect to the stock portion of the Special Dividend:

RSUs Granted
C. Richard Reese	85,683
Brian P. McKeon	19,040
Marc A. Duale	11,423
Harold E. Ebbighausen	22,848

Vesting and Other Conditions on Equity Grants

        The Compensation Committee approves all equity incentive awards, including awards made to newly hired or promoted employees. Because the schedule for granting equity awards by the Compensation Committee and our Board is determined at quarterly meetings generally scheduled many months in advance, the proximity of any grants to earnings announcements or other market events is merely coincidental.

        Our Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles such as PUs and RSUs because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time. Stock options and RSUs generally will vest ratably over a three-year period following the grant (except if accelerated pursuant to the change in control provisions described below). PUs that are achieved based on performance criteria are generally subject to vesting three years from the date of the original grant. However, PU awards made to Named Executive Officers and other employees who subsequently terminate their employment after the end of the performance period and on or after attaining age fifty-five and completing ten years of employment with the Company automatically become fully vested, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award.

        Notwithstanding the above, all unvested stock options and other equity awards granted under one of our equity incentive plans will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," in connection with a "vesting change in control" within fourteen days prior or twelve months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including Named Executive Officers.

        Additional detail regarding the potential acceleration of equity awards held by Named Executive Officers upon the termination circumstances described above and other circumstances is included in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Appointment of William L. Meaney as CEO

        In November 2012, the Company entered into a letter agreement with Mr. Meaney in connection with his hiring as our CEO, effective January 7, 2013. The agreement reflects the Company's pay for performance philosophy in addition to the fact that Mr. Meaney was considering a competing offer and was relocating his family from Hong Kong. Mr. Meaney's employment offer is composed of a target annual direct compensation of approximately $6.25 million plus one-time awards of approximately $2.25 million, described in more detail in the Executive Summary. The specific components include:

  •
  Annual base salary of $1,000,000, which may be increased in connection with the Company's annual compensation review;

  •
  A signing bonus of $250,000;

  •
  Target annual short-term incentive equal to 125% of base salary; and

  •
  An initial long-term incentive package primarily based on Company performance. The initial equity award is composed of $6 million in economic value delivered in $2 million awards in each of PUs, stock options and RSUs. The structure of each vehicle and the rationale is detailed in the table below:

Vehicle	Structure	Rationale
PUs	• 50% earned based on 2013 ROIC and revenue growth results with earned shares vesting in March 2016	• Reward achievement of financial goals and are aligned with other members of senior management
	• 50% earned based on the Company's Total Stockholder Return relative to the S&P 500 (excluding financial services firms) during 2013-2015 with earned shares vesting in March 2016	• Reward achievement of stockholder returns relative to the broader stock market
Stock Options	• Vest in substantially equal annual installments over three years, have a ten year term and are generally not eligible for cash dividends	• Reward absolute stock price appreciation in excess of our ordinary dividend rate
RSUs	• Vest 25% in January 2016, 25% in January 2017 and 50% in January 2018	• Encourage retention and reflect a longer vesting structure than our standard RSU award

        Mr. Meaney is eligible to participate in the benefits program generally available to senior executives of the Company. Mr. Meaney will also be reimbursed for the cost of his Swiss medical insurance coverage. In connection with his relocation from Hong Kong, Mr. Meaney is eligible for a relocation allowance through our Senior Executive relocation program (not to exceed $600,000, inclusive of any applicable tax gross-ups).

        Mr. Meaney is also eligible for our severance plan described below, with the following variance—in the event Mr. Meaney terminates his employment for good reason or is terminated by the Company for other than cause in connection with a change in control, he will be eligible for two years' salary and target bonus (rather than one year) and eighteen months of group health benefit continuation (rather than twelve months).

Executive Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines that require that certain executive officers achieve and maintain ownership of our Common Stock at or above a prescribed level. The Company established this program to help align long-term interest of executive officers with stockholders. The guidelines require certain executive officers to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested RSUs and PUs, having a value equal to the multiple of annual base salary for such officers stated below:

CEO	3 times annual base salary
Executive Vice Presidents reporting directly to the CEO	1 times annual base salary

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the sixty calendar days preceding the date of calculation. Any shares that are pledged or held in margin accounts do not count towards meeting the stock ownership guidelines. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever a covered executive does not meet the above minimum ownership threshold, such executive officer is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

Employment Agreement with Mr. Duale

        Mr. Duale, president, Iron Mountain International, has had an employment contract with the Company since his initial hiring in May 2006 due to the customary nature of such agreements for executives in Europe where he works. Mr. Duale's employment agreement was amended and restated in September 2011 and was further amended in March 2012 to provide him with the same benefits available to the Named Executive Officers who are participants in the Severance Program (defined below) except to the extent benefits under his employment contract or applicable Luxembourg law are more favorable. In addition to base salary and short-term incentive compensation, Mr. Duale also receives a car allowance, a corresponding allowance for fuel costs, as well as monthly cash payment for life insurance, reimbursement for tax advisory services, reimbursement for a club membership and payments for social security contributions in Belgium. The employment agreement has no fixed term and is terminable by either party. Mr. Duale's employment agreement provides for a notice period of seven months if he is terminated by the Company (except in the case of gross misconduct) and a notice period of two months if he resigns. The agreement also provides for certain payments upon termination of his employment as described under the "Termination and Change of Control Arrangements" section of this Proxy Statement. We believe these benefits are customary for similar executives in Europe.

        We do not have any agreements with executives that provide for excise tax gross-up payments in connection with a change in control.

Severance Policy

        During 2012, following a review of competitive market data provided by Meridian, the Compensation Committee adopted the Iron Mountain Companies Severance Plan and Severance Program Number 1, or the Severance Program, which is applicable to our senior executives, including our Named Executive Officers other than Mr. Reese. The program was adopted to align with market practice and to aid in the retention of our most critical employees given the potential uncertainty of our CEO search and our review of alternative financing, capitalization and tax optimization strategies. The Severance Program generally provides, in the case of termination of an executive's employment by the Company without cause or by the executive for good reason, for the payment of one year's salary, bonus and group health benefit continuation, nine months outplacement and one year's accelerated vesting of equity awards if the termination of employment occurs within eighteen months of when our new CEO joined. More specific detail is provided in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Compensation Clawback

        In order to ensure that the Company has the ability to recoup incentive compensation obtained through actions on the part of management that may prove detrimental to the Company, incentive compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics that affect such executive officer's compensation.

Insider Trading Policy and Prohibition on Hedging and Pledging

        Our Insider Trading Policy prohibits directors and senior executives from engaging in short-term or speculative transactions involving the Company's securities, such as short sales, buying or selling puts or calls and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers from placing the Company's securities in margin accounts or otherwise pledging shares of the Company's Common Stock. The Board has granted a limited exception to our prohibition on pledging with respect to the shares of the Company's Common Stock pledged by Mr. Ryan, who is a founder of the Company, as disclosed in the "Security Ownership Of Certain Beneficial Owners And Management" section of this Proxy Statement. While Mr. Ryan is not required to unwind or dispose his pledged positions at this time, he is prohibited from pledging any additional shares. No other executive officer or director holds Company securities that are held in a margin account or otherwise pledged.

Tax Considerations

        Our Compensation Committee's general policy is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. The Compensation Committee may, however, authorize compensation arrangements that are partially or wholly nondeductible when such arrangements achieve organizational objectives.

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m) of the Code. Our 2002 Plan and our equity compensation plans (other than our 2003 ESPP) are generally designed such that compensation arising on the exercise of options and stock appreciation rights satisfies the "performance-based exemption" and is therefore always fully deductible. The 2002 Plan also provides for the issuance of additional performance-based equity and cash awards, which can also be utilized to maximize the deductibility of compensation paid to any of our employees. The Board also adopted and the stockholders approved the Iron Mountain Incorporated 2003 Senior Executive Incentive Program and the Iron Mountain Incorporated 2006 Senior Executive Incentive Program in part to maximize the deductibility of compensation paid to certain of our named executive officers, including Mr. Reese. These various arrangements provide tax-efficient vehicles by which the Compensation Committee can establish specific annual performance goals and objectives.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE
CLARKE H. BAILEY, Chairman KENT P. DAUTEN MICHAEL W. LAMACH

 COMPENSATION TABLES

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2010, 2011 and 2012.

Summary Compensation Table for 2010, 2011 and 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
C. Richard Reese	2012	$1,004,519	$—	$4,675,154	$128,414	$1,579,907	$20,662	$7,408,656
Chairman of the Board	2011	$956,381	$—	$856,017	$919,173	$1,415,762	$10,780	$4,158,113
and Chief Executive Officer	2010	$850,000	$—	$—	$502,784	$318,814	$14,764	$1,686,362
Brian P. McKeon	2012	$526,220	$—	$1,061,938	$100,552	$546,644	$11,984	$2,247,338
Executive Vice President	2011	$515,960	$—	$503,839	$363,083	$579,154	$11,500	$1,973,536
and Chief Financial Officer	2010	$508,097	$—	$—	$—	$186,339	$11,340	$705,776
Marc A. Duale	2012	$665,722	$—	$632,954	$114,627	$524,691	$123,452	$2,061,446
President, Iron Mountain	2011	$721,252	$—	$251,907	$181,541	$603,901	$104,501	$1,863,102
International(6)	2010	$842,989	$—	$—	$—	$559,582	$44,094	$1,446,665
Harold E. Ebbighausen	2012	$560,962	$—	$1,306,044	$41,050	$576,484	$22,980	$2,507,520
President, Iron Mountain	2011	$521,769	$—	$979,084	$363,083	$511,536	$14,673	$2,390,145
North America	2010	$465,500	$—	$—	$—	$145,469	$16,044	$627,013

(1)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. 2012 amounts include the aggregate incremental fair value resulting from the 2012 amendments to outstanding RSUs and PUs to accrue future dividends and due to the Special Dividend, computed by us for financial reporting purposes under FASB ASC Topic 718. See "Impact of Equity Amendments on Named Executive Officer Compensation" below. The calculation of grant date fair values of PUs in the "Summary Compensation Table" is based on the probable outcome of the applicable performance goals, which is assumed for such purposes at target level attainment for each such goal. The table below illustrates both the expected value of PUs and the value if we were to achieve the maximum payout of 150% under the 2002 Plan.

2012 Awards

	Components of Stock Awards (Excludes Equity Amendments)		Additional Information
Name	RSU Value ($)	Value of PUs – Expected ($)	Value of PUs – at Maximum ($)
C. Richard Reese	2,108,850	2,035,858	3,053,787
Brian P. McKeon	468,633	452,413	678,620
Marc A. Duale	281,158	271,427	407,141
Harold E. Ebbighausen	562,344	542,880	814,320

 2011 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)		Value of PUs – Expected ($)	Value of PUs – at Maximum ($)
C. Richard Reese	—		856,017	1,284,025
Brian P. McKeon	171,016		332,823	499,235
Marc A. Duale	85,508		166,399	249,598
Harold E. Ebbighausen	646,261	*	332,823	499,235

    *
    Represents the aggregate value of awards of 6,404 RSUs granted on March 11, 2011 and 15,358 RSUs granted on September 8, 2011.
(2)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. For 2012, no stock options were granted, and the 2012 amounts reported in the column represent the incremental grant date fair value associated with the adjustment of previously granted stock options in connection with the Special Dividend, which adjustment was effected to maintain the same intrinsic value of the option awards before and after the impact of the cash portion of the Special Dividend. The Special Dividend is discussed on page 31. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2010, 2011 and 2012. These amounts were not paid to or realized by the officer in the year indicated.

(3)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to the Named Executive Officers under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the individual's base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the Compensation Discussion and Analysis on pages 41-44.

(4)
The amounts reported in the "All Other Compensation" column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid, the Company-paid portion of direct expenses, primarily spousal travel related to attendance at business events, tax gross-ups associated with business event/spousal travel expenses and payments for home security, plus amounts paid to Mr. Duale, as set forth below. The amounts reported for Mr. Reese consist of a tax gross-up for the reimbursement of business travel originally purchased with Mr. Reese's personal frequent flier miles. This reimbursement resulted in no incremental cost to the Company, however, it is taxable under governing tax law, and Mr. Reese was provided a gross-up because the travel was for business purposes. The charts below set forth a more detailed description of "All Other Compensation" for 2012.

Named Executive Officer	401(k) Match ($)	GTLI ($)	Parking ($)	Home Security ($)	Business Event/ Spousal Travel Expenses ($)	Tax Gross-Up Payments For Business Event/Spousal Travel ($)	Other ($)	Total ($)
C. Richard Reese	$5,000	$1,080	$4,800	$—	$3,025	$2,164	$4,593	$20,662
Brian P. McKeon	$5,000	$1,080	$4,800	$1,104	$—	$—	$—	$11,984
Harold E. Ebbighausen	$5,000	$1,080	$4,800	$—	$7,055	$5,045	$—	$22,980

Named Executive Officer	Car Allowance ($)	Fuel Allowance ($)	Medical Insurance ($)	Tax Planning Services ($)	Belgium Social Security Contributions ($)	Life Insurance ($)	Club Dues ($)	Total ($)
Marc A. Duale	$32,116	$3,211	$30,850	$9,583	$19,769	$27,368	$555	$123,452

(5)
Impact of Equity Amendments on Named Executive Officer Compensation

In 2012 our Compensation Committee modified the outstanding RSUs and PUs to provide that they will be eligible for future dividends, in the form of equivalents, ensuring that our employees benefit along with stockholders in increased returns through dividends. Our Compensation Committee also modified outstanding employee option awards in connection with the Special Dividend to maintain the same intrinsic value of the option awards before and after the impact of the cash portion of the Special Dividend. Without this modification, the Special Dividend would have resulted in a decrease to the intrinsic value of the outstanding employee equity awards. Pursuant to accounting guidance prescribed under FASB ASC Topic 718, the modification resulted in additional non-cash stock-based compensation. The additional non-cash stock compensation calculated under FASB ASC Topic 718 reflects the incremental fair value determined by comparing the aggregate fair value of the outstanding award immediately before and after the modification.

          The table below shows the incremental fair value determined under FASB ASC Topic 718 resulting from the modifications to our equity incentive awards.

		Effect of Adjustments on Outstanding Awards
				Total Compensation Excluding Impact of Amendments
Name	Total Compensation Reported	Stock Awards	Option Awards
C. Richard Reese	7,408,656	530,446	128,414	6,749,796
Brian P. McKeon	2,247,338	140,892	100,552	2,005,894
Marc A. Duale	2,061,446	80,369	114,627	1,866,450
Harold E. Ebbighausen	2,507,520	200,820	41,050	2,265,650
(6)
Mr. Duale's 2012 compensation, except for certain tax planning services denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of €1.00 to $1.2856, which represents the average exchange rate for fiscal year 2012 (Euros to U.S. dollars). The corresponding ratio was €1.00 to $1.3928 for 2011 and €1.00 to $1.3272 for 2010, both determined on the same basis. Prior to 2010, Mr. Duale's salary and bonus were based on a fiscal year of November 1 through October 31, which was the fiscal year of our European business, or IME. In January 2010, the fiscal year of IME changed from October 31 to December 31 in order to match the Iron Mountain fiscal year. The values in the table above for 2010 reflect the period of November 1, 2009 through December 31, 2010 and include two months of calendar 2009 as a result of the elimination of the two-month lag in the IME fiscal year.

        The following table sets forth certain information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2012.

Grants of Plan-Based Awards for 2012

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Closing Market Price on the Date of Grant ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(3)	Maximum (#)
C. Richard Reese	n/a		$—	$1,506,779	$2,197,448	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/9/2012	(4)	n/a	n/a	n/a	—	85,683	128,524	n/a	n/a	n/a	n/a	$2,298,949	(5)
	3/9/2012	(4)	n/a	n/a	n/a	n/a	n/a	n/a	85,683	n/a	n/a	n/a	$2,292,538	(5)
	5/6/2011		n/a	n/a	n/a	n/a	n/a	n/a	35,019	n/a	n/a	n/a	$83,666	(6)
	5/6/2011		n/a	n/a	n/a	n/a	n/a	n/a	n/a	56,373	$28.42	$33.78	$23,512	(7)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	n/a	77,000	$25.09	$33.78	$34,798	(7)
	3/5/2010		n/a	n/a	n/a	n/a	n/a	n/a	n/a	65,094	$23.04	$33.78	$32,445	(7)
	6/4/2009		n/a	n/a	n/a	n/a	n/a	n/a	n/a	79,015	$25.31	$33.78	$37,659	(7)
Brian P. McKeon	n/a		$—	$526,220	$767,426	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/9/2012	(4)	n/a	n/a	n/a	—	19,040	28,560	n/a	n/a	n/a	n/a	$510,878	(5)
	3/9/2012		n/a	n/a	n/a	n/a	n/a	n/a	19,040	n/a	n/a	n/a	$509,453	(5)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	4,694	n/a	n/a	n/a	$7,996	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	15,578	n/a	n/a	n/a	$33,611	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	n/a	55,440	$25.09	$33.78	$25,056	(7)
	5/24/2007		n/a	n/a	n/a	n/a	n/a	n/a	n/a	64,774	$24.70	$33.78	$28,809	(7)
	5/24/2007		n/a	n/a	n/a	n/a	n/a	n/a	n/a	89,072	$24.70	$33.78	$46,687	(7)
Marc A. Duale	n/a	(4)	$—	$532,578	$766,246	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/9/2012		n/a	n/a	n/a	—	11,423	17,134	n/a	n/a	n/a	n/a	$306,503	(5)
	3/9/2012		n/a	n/a	n/a	n/a	n/a	n/a	11,423	n/a	n/a	n/a	$305,648	(5)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	2,347	n/a	n/a	n/a	$3,998	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	7,788	n/a	n/a	n/a	$16,804	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,720	$25.09	$33.78	$12,528	(7)
	3/2/2007		n/a	n/a	n/a	n/a	n/a	n/a	n/a	103,021	$24.27	$33.78	$46,607	(7)
	3/2/2007		n/a	n/a	n/a	n/a	n/a	n/a	n/a	103,021	$24.27	$33.78	$55,492	(7)
Harold E. Ebbighausen	n/a		$—	$560,962	$788,853	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	3/9/2012		n/a	n/a	n/a	—	22,848	34,272	n/a	n/a	n/a	n/a	$613,035	(5)
	3/9/2012		n/a	n/a	n/a	n/a	n/a	n/a	22,848	n/a	n/a	n/a	$611,326	(5)
	9/8/2011		n/a	n/a	n/a	n/a	n/a	n/a	16,876	n/a	n/a	n/a	$40,075	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	4,694	n/a	n/a	n/a	$7,996	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	15,578	n/a	n/a	n/a	$33,611	(6)
	3/11/2011		n/a	n/a	n/a	n/a	n/a	n/a	n/a	36,980	$25.09	$33.78	$16,715	(7)
	4/28/2008		n/a	n/a	n/a	n/a	n/a	n/a	n/a	16,154	$24.76	$33.78	$8,000	(7)
	3/2/2007		n/a	n/a	n/a	n/a	n/a	n/a	n/a	36,059	$24.27	$33.78	$16,335	(7)

(1)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the minimum payment level of short-term incentive compensation for each of the Named Executive Officers, which is zero for all. The amounts reported in "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that for 2012, our plans provided the potential to earn a maximum of 140% to 145.9% of target, based on the structure of the plan applicable to each executive. The specific components of the Non-Equity Incentive Plan are described in the "Performance-Based Incentive Compensation" section of this Proxy Statement. The "Target" and "Maximum" amounts are based on the Named Executive Officer's base salary earnings and position in 2012. Non-equity incentive plan awards actually paid by the Company for services rendered in 2012 are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above.

(2)
The amounts reported in "Estimated Future Payouts Under Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that our plans provide the potential to earn up to 150% of target PUs based on achievement of enterprise revenue growth and ROIC against targets for the Named Executive Officers. Achievement is determined at the end of a one-year measurement period, and the PUs generally vest three years from the date of grant. Based on performance during fiscal year 2012, as adjusted as described in the "Executive Summary" section of this Proxy Statement, 89.4% of the target number of PUs were earned pursuant to these awards.

(3)
All share amounts and exercise prices have been adjusted to reflect stock dividends in connection with the Special Dividend. The stock option grant price was decreased based on the ratio of the closing price on October 17, 2012 and the opening price on the October 18, 2012, or the Ex-Dividend Date. As a result, stock option grant prices were reduced to 89.28% of original value.

(4)
Each RSU listed was granted under the 2002 Plan, and each grant vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each award is settled in shares of Common Stock on each vesting date.

(5)
Reflects the grant date fair value of the award computed in accordance with FASB ASC Topic 718, which includes the sum of the fair value as of the original grant date plus the incremental fair value associated with the amendment of the award in October 2012 to allow for the future accrual of dividend equivalents on RSUs and PUs beginning in September 2012, computed as of the date of the amendment.

(6)
Reflects only the incremental fair value associated with the amendment of the award in October 2012 to allow for the future accrual of dividend equivalents on RSUs and PUs beginning in September 2012 and computed as of the date of the amendment, as the original grant date fair value was reported in prior years.

(7)
Our outstanding option awards were adjusted to maintain the same intrinsic value of the award after the Special Dividend was distributed to stockholders. The number of shares available upon exercise of the option awards was increased and the stock option grant price was decreased to reflect the impact of the cash portion of the Special Dividend without any change in the aggregate price to be paid for the options. The grant date fair value column is the incremental fair value as a result of the adjustments, calculated in accordance with FASB ASC Topic 718.

        The amounts in the "Summary Compensation Table" for 2010, 2011 and 2012 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." Each element of compensation (salary, non-equity incentive compensation, equity incentive compensation and benefits) is designed to work together to help us meet and exceed our short-term and long-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the section of this Proxy Statement entitled "Compensation Discussion and Analysis."

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End for 2012

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)(1)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(1)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)
C. Richard Reese	79,015	—		$25.31	6/4/2019
	65,094	—		$23.04	3/5/2020
	25,640	51,360	(2)	$25.09	3/11/2021
	18,772	37,601	(3)	$28.42	5/6/2021
						35,019	(4)	$1,087,340
						76,600	(5)	$2,378,430
						85,683	(6)	$2,660,457
Brian P. McKeon	89,072	—		$24.70	5/23/2017
	24,284	40,490	(7)	$24.70	5/23/2019
	18,460	36,980	(2)	$25.09	3/11/2021
						15,578	(8)	$483,697
						4,694	(9)	$145,749
						17,021	(5)	$528,502
						19,040	(6)	$591,192
Marc A. Duale	—	51,512	(10)	$24.27	3/1/2019
	9,230	18,490	(2)	$25.09	3/11/2021
						7,788	(8)	$241,817
						2,347	(9)	$72,874
						10,212	(5)	$317,083
						11,423	(6)	$354,684
Harold E. Ebbighausen	—	36,059	(10)	$24.27	3/1/2019
	—	16,154	(11)	$24.76	4/28/2018
	—	36,980	(2)	$25.09	3/11/2021
						15,578	(8)	$483,697
						4,694	(9)	$145,759
						16,876	(12)	$524,000
						20,426	(5)	$634,227
						22,848	(6)	$709,430

(1)
All outstanding stock options and exercise prices have been adjusted in accordance with the modification related to the Special Dividend as disclosed in the "Grants of Plan-Based Awards" table.

(2)
Options vest in two substantially equal installments on March 11, 2013 and March 11, 2014.

(3)
Options vest in two substantially equal installments on May 6, 2013 and May 6, 2014.

(4)
PUs earned as a result of achievement of 2011 revenue growth and ROIC relative to performance targets vest in one installment on May 6, 2014. If Mr. Reese terminates his employment prior to May 6, 2014, these PUs will vest under the retirement provisions of the award described on pages 47 and 48, but the shares underlying the PUs will not be delivered until May 6, 2014.

(5)
PUs earned as a result of achievement of 2012 revenue growth and ROIC relative to performance targets vest in one installment on March 9, 2015. If Mr. Reese or Mr. Ebbighausen terminates his employment prior to March 9, 2015, his respective PUs will vest under the retirement provisions of the award, but the shares underlying the PUs will not be delivered until March 9, 2015.

(6)
RSUs vest in three substantially equal installments on March 9, 2013, March 9, 2014 and March 9, 2015. For Mr. Reese only, if he terminates his employment prior to the vesting of all RSUs, the unvested RSUs, if any, will vest under the retirement provisions of the award, but the shares underlying the RSUs will not be delivered until the respective vesting dates.

(7)
Options vest in five substantially equal installments on May 24 of each year until 2017.

(8)
PUs earned as a result of achievement of 2011 revenue growth and ROIC relative to performance targets vest in one installment on March 11, 2014. If Mr. Ebbighausen terminates his employment prior to March 11, 2014, his respective PUs will vest under the retirement provisions of the award, but the shares underlying the PUs will not be delivered until March 11, 2014.

(9)
RSUs vest in two substantially equal installments on March 11, 2013 and March 11, 2014.

(10)
Options vest in five substantially equal installments on March 2 of each year until 2017.

(11)
Options will vest in one installment on April 28, 2013.

(12)
RSUs will vest 50% on September 8, 2013 and 25% on each of September 8, 2014 and September 8, 2015.

        The following table sets forth certain information with respect to option exercises and RSUs vested during the year ended December 31, 2012.

Option Exercises and Stock Vested at Fiscal Year-End for 2012

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian P. McKeon	N/A	N/A	2,132	$61,274
Marc A. Duale	304,530	$3,057,834	1,066	$30,637
Harold E. Ebbighausen	263,917	$1,806,850	2,132	$61,274

        The following table sets forth certain information with respect to nonqualified deferred compensation during the year ended December 31, 2012 of the Named Executive Officers.

Non-Qualified Deferred Compensation for 2012

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)(1)		Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
C. Richard Reese	$—		$548,310	$—	$4,016,216	(2)
Brian P. McKeon	$—		$—	$—	$—
Marc A. Duale	N/A		N/A	N/A	N/A
Harold E. Ebbighausen	$296,173	(3)	$168,886	$—	$1,431,526	(2)

(1)
Mr. Duale is not eligible to participate in any nonqualified deferred compensation plans.

(2)
All amounts previously deferred were reported as compensation to the Named Executive Officer in prior Summary Compensation Tables for the relevant periods.

(3)
$171,918 of this amount is reported as compensation for the fiscal year 2012 in the "Summary Compensation Table" on page 52 of this Proxy Statement.

        The Company provides certain of its more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2012 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the EDCP. This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions they can make under the Company's 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The EDCP does not pay any above-market rates and is administered by the Compensation Committee.

Termination and Change of Control Arrangements

        In addition to the deferred compensation shown in the "Non-Qualified Deferred Compensation for 2012" table and as discussed below, the Company maintains various contracts and agreements that require payments to a Named Executive Officer at, following or in connection with (1) any termination of such officer, (2) a change in control of the Company or (3) a change in such officer's responsibilities, as described below.

        As discussed on page 48 of this Proxy Statement, our equity plans provide that any unvested options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," within the Relevant Period in connection with a vesting change of control. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers. Also, as discussed on pages 47 and 48 of this Proxy Statement, under the retirement provisions of the PU award, each of Mr. Reese and Mr. Ebbighausen qualifies for continued vesting of outstanding PU awards if he terminates his employment for any reason. In addition, the terms of Mr. Reese's 2012 RSU award provide that the RSUs will continue to vest even if Mr. Reese is no longer an employee of the Company. If Mr. Reese terminated his employment on December 31, 2012, he would receive benefits in the amount of $6,373,814 in connection with the continued vesting of his outstanding PU and RSU awards, although delivery of the shares underlying his 2011 PU award will not occur until May 6, 2014, delivery of the shares underlying his 2012 PU award will not occur until March 9, 2015 and delivery of the shares underlying his 2012 RSU award will not be complete until March 9, 2015. If Mr. Ebbighausen terminated his employment on December 31, 2012, he would receive benefits in the amount of $1,163,105 in connection with the continued vesting of his PU awards, although delivery of his 2011 PU award would not occur until March 11, 2014 and delivery of his 2012 PU award would not occur until March 9, 2015.

        In 2008, the Compensation Committee offered Mr. McKeon additional protection in the event of a vesting change in control, due to the scope of his role and the likelihood that he could experience a diminution of duties subsequent to a vesting change in control. Therefore, the Company entered into a Change in Control Agreement with Mr. McKeon pursuant to which all of his currently outstanding or future granted options include an additional component to the term "good reason" that could result in an acceleration if he were to terminate his employment within the Relevant Period following a vesting change in control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with Mr. McKeon's position with the Company immediately prior to the vesting change in control. If a triggering event occurred under Mr. McKeon's Change in Control Agreement on December 31, 2012, he would receive benefits in the amount of $477,436 in connection with the accelerated vesting of his unvested options granted under the Company's equity plans.

        Pursuant to Mr. Duale's employment agreement, in the event of his termination, he is entitled to the greater of (1) a non-competition indemnity payment of up to one year of his salary, (2) severance payments due to him under applicable Luxembourg law or (3) payments equivalent to what he would be entitled to if he was a participant in the Severance Program. The amounts Mr. Duale would have received upon a termination of his employment on December 31, 2012 are set forth in the tables below.

        Messrs. Ebbighausen and McKeon are also entitled to the benefits under the Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." "Cause" is generally defined in the Severance Program as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. The definition of "good reason" in the Severance Program is substantially the same as good reason under the 2002 Plan with an additional component substantially similar to the additional component granted to Mr. McKeon under his Change in Control Agreement.

        In the event of a qualifying termination under the Severance Program, the eligible employee is entitled to certain severance benefits, including: (1) cash compensation consisting of one year's base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee's average payout percentage over the prior three years and (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of such employee's termination and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination.

        It is a condition to receipt of severance benefits under the Severance Program and Mr. Duale's employment agreement that the employee execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the Severance Program as described above. The amounts shown assume that such termination was effective as of December 31, 2012.

Estimated Benefits Upon A Qualifying Termination Under the Severance Program

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Total ($)
Brian P. McKeon	$910,879	$59,414	$970,293
Marc A. Duale	$1,162,799	$75,850	$1,238,649
Harold E. Ebbighausen	$930,911	$54,761	$985,672

        In addition to the benefits listed above, in the event of a "qualifying termination" within eighteen months of January 7, 2013, the date that Mr. Meaney replaced Mr. Reese as the Company's new CEO, the eligible employee will receive credit for an additional twelve months of vesting service as of the date of such qualifying termination for unvested equity compensation arrangements (including, for example, options and RSUs). This trigger for additional vesting was chosen to allow Named Executive Officers to focus on the Company's goals during the uncertainty of the search for a new CEO. Additional vesting service will be credited to the extent necessary to fully vest earned but not delivered PUs. The table below reflects the value of the additional vesting that would be credited to the Named Executive Officers listed below in the event of a qualifying termination within eighteen months of the date on which Mr. Meaney became the Company's new CEO. The amounts shown assume that such termination was effective as of December 31, 2012.

Estimated Benefits Upon A Qualifying Termination Under the Severance Program
in Connection With a Chief Executive Officer Replacement for Mr. Reese

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
Brian P. McKeon	$910,879	$59,414	$1,495,006	$2,465,299
Marc A. Duale	$1,162,799	$75,850	$867,012	$2,105,661
Harold E. Ebbighausen	$930,911	$54,761	$2,017,637	$3,003,309

(1)
These amounts are based on a price per share of $31.05 on December 31, 2012.

 DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Ted R. Antenucci	$83,750		$124,990	$—	$—		$208,740
Clarke H. Bailey	$101,500		$124,990	$32,704	$—		$259,194
Kent P. Dauten	$107,500		$124,990	$19,269	$—		$251,759
Paul F. Deninger	$87,500		$124,990	$6,651	$—		$219,141
Per-Kristian Halvorsen	$77,500		$124,990	$—	$—		$202,490
Michael W. Lamach	$77,500		$124,990	$11,842	$—		$214,332
Arthur D. Little	$109,500		$124,990	$32,704	$8,697	(4)	$275,891
Allan Z. Loren	$85,000		$124,990	$—	$—		$209,990
Vincent J. Ryan	$85,500	(5)	$124,990	$24,629	$—		$235,119
Laurie A. Tucker	$87,500		$124,990	$20,288	$—		$232,778
Alfred J. Verrecchia	$120,000		$124,990	$8,591	$—		$253,581

(1)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of RSUs granted in the year indicated computed in accordance with FASB ASC Topic 718. Each non-employee director was granted 3,813 RSUs on June 14, 2012. This amount was adjusted to 4,189 RSUs on November 21, 2012 as a result of the Special Dividend. As of December 31, 2012, non-employee directors held options to acquire shares of our Common Stock and held RSUs as shown in the table below. All options reflected in the table below are fully vested and all RSUs reflected are unvested but shall vest in full on June 14, 2013.

Name	Option Awards (#)(6)	Restricted Stock Unit Awards (#)	Total (#)
Ted R. Antenucci	—	4,189	4,189
Clarke H. Bailey	59,089	4,189	63,278
Kent P. Dauten	38,796	4,189	42,985
Paul F. Deninger	12,159	4,189	16,348
Per-Kristian Halvorsen	—	4,189	4,189
Michael W. Lamach	—	4,189	4,189
Arthur D. Little	59,089	4,189	63,278
Allan Z. Loren	—	4,189	4,189
Vincent J. Ryan	47,670	4,189	51,859
Laurie A. Tucker	40,681	4,189	44,870
Alfred J. Verrecchia	16,609	4,189	20,798
(2)
Messrs. Antenucci, Bailey, Halvorsen, Ryan and Verrecchia elected to defer 100% of their RSUs granted in 2012 pursuant to the DDCP. Mr. Little elected to defer 50% of his RSUs granted in 2012 pursuant to such plan.

(3)
For 2012, no stock options were granted, and the amounts reported in the "Option Awards" column represent the incremental grant date fair value associated with the adjustment of previously granted stock options in connection with the Special Dividend, which adjustment was effected to maintain the same intrinsic value of the option awards before and after the impact of the cash portion of the Special Dividend. The incremental fair value is computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2012. These amounts were not paid to or realized by the director in the year indicated.

(4)
The amounts reported in the "All Other Compensation" column for Mr. Little consists of amounts paid for health plan coverage.

(5)
All of this amount was deferred by Mr. Ryan pursuant to the DDCP.

(6)
All outstanding stock options and exercise prices have been adjusted in accordance with the modification related to the Special Dividend as disclosed in the "Grants of Plan-Based Awards" table.

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors, non-employee directors were paid an annual retainer of $70,000 in 2012, and committee members and committee chairmen received annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Strategic Planning and Capital Allocation Committee	CEO Search Committee	Strategic Review Special Committee
Annual Committee Member Retainer	$10,000	$7,500	$7,500	$7,500	$10,000	$10,000
Annual Committee Chairman Retainer	$15,000	$10,000	$8,000	$8,000	$8,000	N/A

        In addition, in 2012 the lead independent director received an annual retainer of $25,000, and non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $125,000 divided by the fair market value (as defined in the 2002 Plan) on the date of grant. The RSUs will vest 100% on the first anniversary of the grant (or, if earlier, the Company's annual meeting that is closest to the one year anniversary of the grant). Newly elected non-employee directors will receive a pro-rated grant as of the date of their election.

        The DDCP allows non-employee directors to defer the receipt of between 5% and 100% of their retainers. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit-sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chairman of the Compensation Committee and the executive vice president, Human Resources.

Modifications to Director Compensation for 2013

        The Nominating and Governance Committee annually reviews, with assistance from compensation consultants, the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

        Effective January 2013, following a market analysis of director compensation conducted by our Nominating and Governance Committee, with assistance from Pay Governance, we modified our non-employee director compensation plan to increase the annual RSU grant from $125,000 to $135,000 in economic value and to provide for an annual retainer of $100,000 for the Independent Chairman of the Board. In March 2013, Mr. Reese retired as our Executive Chairman and Mr. Verrecchia ceased serving as our lead independent director and assumed the role of Independent Chairman.

Director Stock Ownership Guidelines

        In December 2010, the Company adopted stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company's executive stock ownership guidelines described on page 49 of this Proxy Statement. The Company established this program to help align long-term interests of directors with stockholders. The stock ownership guidelines require each director to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested restricted stock, RSUs, performance shares or PUs, having a value equal to five times the director's annual cash retainer earned for serving on the Board. Under the stock ownership guidelines, shares of Common Stock that are held in margin accounts or otherwise pledged to secure loans are not counted towards the ownership minimum.

        Compliance with the stock ownership guidelines is measured by multiplying the number of shares of the Company's Common Stock owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the sixty calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever a director does not meet the above minimum ownership threshold, such director is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, RSUs, performance shares or PUs or the exercise of stock options. "Net shares" are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company. The process undertaken to reach this conclusion involved an analysis of the Company's compensation plans by management and the Compensation Committee.

        As described on page 16 of this Proxy Statement, the committee of the Board assigned responsibility for an area of risk receives reports from the Company executives accountable for understanding and mitigating the identified risk. The committee of the Board assigned responsibility for the risk area then assesses the executive report and independently considers the severity of the risk and mitigating factors.

        In the case of compensation risk, management and the Compensation Committee discussed management's assessment of the risks that may exist in the Company's compensation plans and the factors that mitigate the plans creating material risks to the Company. The management team's assessment was conducted by senior personnel within the human resources and legal departments, including personnel who focus on compensation.

        The management assessment focused on the material elements of the Company's compensation plans for all employees, including (1) the components of compensation that are materially similar to the components of compensation offered to the Company's Named Executive Officers discussed in the "Executive Compensation" section of this Proxy Statement, (2) specific performance measures used for employees and (3) the mix between short-term and long-term compensation, as well as factors in the Company's programs that mitigate potential risks. Management's analysis noted that factors such as (1) individual employee incentive compensation amount maximums, (2) aligning individual performance targets with Company-wide performance, (3) the use of more than one performance metric for short-term and long-term incentives, (4) setting reasonably attainable goals for all employees, (5) the internal processes and controls for calculating and reviewing bonus payouts, (6) having a clawback policy for executive officers and (7) having a combination of short-term and long-term incentive payouts mitigated excessive risk taking to achieve goals tied to compensation.

        In the Compensation Committee's review of the Company's compensation plans, the Compensation Committee considered management's assessment of the various elements of the Company's compensation program and factors that mitigate unreasonable risk taking. The Compensation Committee then conducted its own assessment through a discussion of the potential risks and the factors that mitigate risk. The Compensation Committee considered the structure of the Company's long-term equity incentive program, which currently includes a one-year performance period plus an additional two-year cliff vesting period, and discussed future plans to extend this performance period for a period longer than one year. The Compensation Committee concluded, based on a combination of factors, including the structure and components of the plans, that the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during 2012, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to "Certain Relationships and Related Transactions," below, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

        The Board has adopted a written Related Persons Transaction Policies and Procedures, or the Related Persons Policy, which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company or a subsidiary, amounts in excess of $120,000 and a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chairman of the Audit Committee in accordance with the policy. The chairman shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a related person that has not been approved by the Audit Committee prior to its consummation, the matter shall be reviewed by the Audit Committee. The Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with related persons. There were no new transactions with related persons that required the review of our Audit Committee in 2012.

        We sublease space to Schooner, which is controlled by Mr. Ryan, one of our directors, for its corporate headquarters in Boston, Massachusetts. Rent is equal, on a per-square-foot basis, to rent that we pay for the space. For the year ended December 31, 2012, Schooner paid rent to us totaling approximately $196,000.

        In January 2011, we acquired the remaining 80% ownership interest of our Polish joint venture from USL Holdings, LLC, or USL, and our other joint venture partners for an estimated purchase price of $80 million. Mr. Ryan and his five children had an indirect ownership interest in USL. Prior to its dissolution in December 2012, USL was owned 50% by Schooner Private Equity LLC, or SPELLC, which in turn is owned 73.0% by Mr. Ryan and 23.7% by Mr. Ryan's five children. The terms of the purchase and sale agreement included an initial cash payment of $35 million that was paid in January 2011 and a second payment in the second quarter of 2011 in the amount of $42.3 million. Additionally, in July 2012, we made a payment of $2.5 million of additional contingent consideration based upon meeting certain performance criteria set forth in the acquisition agreement. USL's portion of the $2.5 million payment made in July 2012 was $1.25 million, and SPELLC received $575,000. Mr. Ryan's pro rata share of the distribution received by SPELLC was approximately $419,750, and Mr. Ryan's children's pro rata share of the proceeds received by SPELLC was approximately $136,275 in the aggregate. The transaction pursuant to which we entered the joint venture was approved by our then-independent directors, and the transaction in which we purchased the remaining 80% ownership interest in our Polish joint venture was approved in accordance with the Related Persons Policy.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2012. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by AU 380 of Public Company Accounting Oversight Board, or PCAOB, Standards (as amended), Communications With Audit Committee. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 1, 2013. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

AUDIT COMMITTEE ALFRED J. VERRECCHIA,Chairman TED R. ANTENUCCI KENT P. DAUTEN ARTHUR D. LITTLE

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in Item 4 above.

        The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2011 and December 31, 2012 were as follows:

	FY 2011	FY 2012
Audit Fees	$5,026,000	$5,316,000
Audit-Related Fees(1)	83,000	1,305,000
Tax Fees(2)	788,000	2,955,000

Deloitte & Touche LLP Total Fees	$5,897,000	$9,576,000

(1)
Audit Related Fees include benefit plan audits in 2011 and accounting and validation reviews performed in connection with our potential conversion to a REIT in 2012.

(2)
Tax Fees include tax compliance work, consulting and due diligence in 2011 and tax compliance work and consulting relating to our potential conversion to a REIT in 2012.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2011 and 2012 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit

Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2012, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons except that each of Messrs. Duale, Ebbighausen, McKeon and Reese filed one late Form 4, each of which reported one transaction that was not filed on a timely basis.

OTHER MATTERS

Other Matters Brought Before the Meeting

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, telephone number (617) 535-4766.

By Order of the Board of Directors ERNEST W. CLOUTIER,Secretary

April 24, 2013

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. When the Company uses words such as "believes," "expects," "anticipates," "estimates," "plans" or similar expressions, the Company is making forward looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example, this Proxy Statement states that the Company plans to pursue conversion to a REIT. In fact, there are significant implementation and operational complexities to address before the Company can convert to a REIT, including obtaining a favorable private letter ruling, or PLR, from the Internal Revenue Service, or IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making required stockholder payouts. The Company can provide no assurance when conversion to a REIT will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company's operations as well as various factual determinations concerning matters and circumstances not entirely within the Company's control. Although, if it converts to a REIT, the Company plans to operate in a manner consistent with the REIT qualification rules, the Company cannot give assurance that it will so qualify or remain so qualified.

 Appendix A to Proxy Statement

IRON MOUNTAIN INCORPORATED

2013 EMPLOYEE STOCK PURCHASE PLAN

1.
PURPOSE

        The purpose of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan is to provide employees of Iron Mountain Incorporated (the "Company") and its Participating Subsidiaries the opportunity to acquire an equity interest in the Company by providing favorable terms for them to purchase its stock.

        This Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code but may also include one or more subplans that may, but are not required, to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code (each a "Subplan").

2.
DEFINITIONS

        (a)   "Board" shall mean the Board of Directors of the Company.

        (b)   "Change of Control" of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of the Company's outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board or (ii) individuals whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

        (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

        (d)   "Committee" shall mean the Compensation Committee of the Board.

        (e)   "Common Stock" shall mean the shares of the Company's common stock, $0.01 par value per share.

        (f)    "Company" shall have the meaning set forth in Section 1.

        (g)   "Compensation" shall mean cash remuneration reported (or to be reported) in Box 1 of Form W-2, or its equivalent, increased by any salary reduction elected pursuant to Sections 402(g), 132(f) or 125 of the Code.

        (h)   "Employee" shall mean any individual who is customarily employed for more than five months in a calendar year by the Company or any Subsidiary. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary; (ii) any individual who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary; (iii) any individual who is not employed by a Participating Subsidiary; (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan; and (v) any Employee whose employment commencement date is fewer than six months prior to the commencement of an Offering.

        (i)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (j)    "Exercise Date" shall mean the date(s) designated by the Committee from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

        (k)   "Fair Market Value" shall be determined according to the following rules.

  (i)
  If the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then Fair Market Value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of Fair Market Value.

  (ii)
  If the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, Fair Market Value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

        (l)    "Insider" shall mean a person subject to Section 16 of the Exchange Act.

        (m)  "Offering" shall mean any offering of Common Stock in accordance with Section 7.

        (n)   "Offering Date" shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately preceding the applicable date.

        (o)   "Option" shall mean the right of a Participant to purchase Common Stock pursuant to an Offering.

        (p)   "Option Price" shall have the meaning set forth in Section 8.

        (q)   "Optionee" shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Common Stock as a result of an Offering.

        (r)   "Participant" shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6 or is otherwise participating in the Plan pursuant to a Subplan.

        (s)   "Participating Subsidiary" shall mean a Subsidiary the Employees of which are eligible to participate in the Plan. The Committee shall have the authority to designate a Subsidiary as a Participating Subsidiary.

        (t)    "Plan" shall mean the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan as set forth herein, with any and all amendments hereto that may be in effect.

        (u)   "Securities Act" shall mean the Securities Act of 1933, as amended.

        (v)   "Subplan" shall have the meaning set forth in Section 1.

        (w)  "Subsidiary" shall mean a domestic or foreign corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, 50 percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. An entity may be treated as a Subsidiary for purposes of this Plan if, consistent with Sections 423 and 424 of the Code, it is owned by a corporation and is disregarded for federal income tax purposes or it is (or would if it were a domestic entity be) treated as a corporation for federal income tax purposes.

3.
ADMINISTRATION OF THE PLAN

        Unless the Board shall designate another person or persons, the Plan shall be administered by the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

        The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Options granted hereunder shall be subject to the determination of the Committee, which determination shall be final and binding.

        The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date, to increase or decrease the number of Offerings in a year and to limit the number of shares that may be available in an Offering.

        The Committee shall also have the authority to determine whether any accumulated payroll deductions remaining in a Participant's account after the close of an Offering shall be carried forward for use in the next Offering (if the Participant will participate in that Offering) or paid to the Participant in cash, without regard to the reason such accumulated amount exists. (Such authority shall include the authority to determine whether any accumulated payroll deductions remaining in a Participant's account after the close of the last offering under the Iron Mountain Incorporated 2003 Employee Stock Purchase Plan shall be carried forward for use in the first Offering hereunder (if the Participant will participate in that Offering).) The Committee shall further have the right to use different approaches for different reasons; provided, however, that the same approach will be applied to all Participants affected by the same reason.

        With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

4.
OPTION SHARES

        The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 1,000,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 15. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

5.
ELIGIBILITY

        An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

        (a)   if immediately after the grant the aggregate amount of stock the Employee would be considered to own under Section 424(d) of the Code, including stock that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

        (b)   that permits the Employee's right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the shares at the time any Option is granted.

6.
PARTICIPATION

        (a)   An Employee may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the payroll period in which the Offering Date occurs and shall end with the last payroll completed prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. All payroll deductions shall be made on an after-tax basis.

        (b)   A Participant shall elect in the authorization for payroll deduction to have deductions made from his Compensation on each payday in an amount equal to a whole percentage of from one to 15 percent of his Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant's account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant's estate in cash.

        (c)   Except as may be required by law, a Participant may not make any payments to the Participant's account other than by authorization for payroll deduction. A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in Section 10.

        (d)   The Committee may provide for a separate election or different percentages or another method of payment under a Subplan to the extent payroll deductions may not otherwise be practicable or permitted in a particular jurisdiction. Except as otherwise provided by the Committee, payroll deductions and any equivalents thereto may be accumulated in the local currency applicable under a Subplan and converted to United States dollars on the Exercise Date.

        (e)   Except to the extent that doing so would jeopardize the status of the Plan as an employee stock purchase plan within the meaning of Section 423 of the Code, an Employee outside the United States may be excluded from the Plan (i) if their participation is prohibited under local law, (ii) if complying with local law would cause the Plan (other than a Subplan) to violate the requirements of Section 423 of the Code, (iii) if their participation would result in adverse tax consequences to the Employee under Section 409A of the Code or (iv) for such other reason(s) as the Committee may in its discretion determine.

7.
GRANT OF OPTIONS

        (a)   Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the shares of Common Stock available under the Plan are exhausted or until the Plan is terminated pursuant to Section 19 or Section 20. Participation by an Employee in any Offering shall neither limit nor require his participation in any other Offering.

        (b)   Subject to any limitation otherwise provided under the Plan, each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of shares of Common Stock that the accumulated payroll deductions credited to his account during the Offering are able to purchase at the Option Price.

        (c)   If the total number of shares for which Options are to be granted as of any Offering Date exceeds the number of shares available for the Offering, the Committee shall make a pro rata allocation of the available shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In the event a shortfall in shares appears likely, the Committee may, but shall not be required to, reduce remaining payroll deductions to be made pursuant to authorizations for that Offering.

        (d)   In no event shall a Participant be permitted to acquire in any particular Offering more than that number of shares of Common Stock equal to $25,000 divided by the Fair Market Value of the shares as of the first date of the Offering; provided, however, that such limit shall be further subject to the limit set forth in Section 5(b) and to any adjustment made in accordance with Section 15.

8.
OPTION PRICE

        The Option Price of shares of Common Stock for any Offering shall be determined by the Committee and announced from time to time in advance of the commencement of an Offering, but in no event shall the Option Price be less than the lesser of: (a) 85 percent of the Fair Market Value of the shares on the Offering Date; or (b) 85 percent of the Fair Market Value of the shares on the Exercise Date.

9.
EXERCISE OF OPTIONS

        (a)   A Participant's Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of shares of Common Stock equal to the accumulated payroll deductions credited to the Participant's account as of the Exercise Date divided by the Option Price.

        (b)   A Participant may elect prior to the Exercise Date at such time and in such manner as the Committee may prescribe to receive in cash an amount equal to the accumulated payroll deductions in his account on the Exercise Date, rather than exercising his Option.

        (c)   As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant's election, either (i) the shares purchased upon the exercise of the Participant's Option or (ii) a cash payment equal to the total of the payroll deductions credited to the Participant's account during the Offering.

        (d)   The shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

        (e)   The Committee may, in its discretion, limit the shares purchased in an Offering to whole shares, in which event amounts representing fractional shares may, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

10.
WITHDRAWAL FROM OFFERING

        A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant's request to withdraw, and no further payroll deductions will be made from the Participant's Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant's withdrawal from an Offering will have no effect upon his eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

11.
EXPIRATION OF OPTIONS ON TERMINATION OF EMPLOYMENT

        (a)   Options shall not be transferable by a Participant and no amount credited to a Participant's account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant's account under the Plan will be paid to the Participant in cash. In the case of a Participant's death, the provisions of Section 16 shall control.

        (b)   An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Participating Subsidiary and the Participant for purposes of this Section 11, provided that either (i) the absence is for a period of no more than 90 days or (ii) the Employee's right to be re-employed after the absence is guaranteed either by statute or by contract.

12.
REQUIREMENTS OF LAW

        The Company shall not be required to sell or issue any shares of Common Stock under the Plan if the issuance of such shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

13.
NO RIGHTS AS SHAREHOLDER

        No Participant shall have rights as a shareholder with respect to shares covered by his Option until the applicable Exercise Date and, except as otherwise provided in Section 15, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

14.
FORFEITURE FOR DISHONESTY

        Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and the individual, that a Participant or an Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary, (a) such individual's participation in an Offering shall terminate and he shall forfeit his right to receive any Common Stock pursuant to an Offering that has not yet been delivered and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by an Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of a Participant's or Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant or Optionee by the Company or a Subsidiary.

15.
CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

        (a)   In the event of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan. In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of shares of Common Stock, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate. No adjustment shall be made pursuant to the provisions of this Section 15(a) that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

        (b)   If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

        (c)   Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control, then the Committee, in its discretion, shall provide that either:

  (i)
  after the effective date of such merger, consolidation, liquidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

  (ii)
  all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation, sale or Change of Control, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

        (d)   Except as expressly provided to the contrary in this Section 15, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

16.
DISPOSITION OF ACCOUNT AT DEATH

        In the event that a Participant dies after the Exercise Date but before the delivery of the shares, the shares when issued together with any cash remaining in the Participant's account shall be transferred to the Participant's estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant's estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant's account under the Plan.

17.
SUBPLAN(S)

        Notwithstanding any provision of the Plan to the contrary, the Committee may but shall not be required to adopt one or more Subplans to facilitate participation in the Plan by Employees outside the United States and to accommodate the requirements of local securities, tax, foreign exchange or other laws of foreign jurisdictions. Any such Subplan shall, to the extent practicable and as determined by the Committee in its discretion, reflect the same terms and conditions available with respect to non-Subplan Participants. This authority shall include the right to establish one or more Subplans that are not intended to satisfy the requirements of Section 423 of the Code; provided, however, that in no event shall the authority of the Board to amend or terminate the Plan pursuant to Section 19 be limited.

18.
MISCELLANEOUS

        (a)   Accumulated payroll deductions and the proceeds from the sale of shares pursuant to the exercise of Options shall constitute general funds of the Company.

        (b)   To the extent required by law, the Company or a Participating Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him by the Company and any Participating Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

        (c)   All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

        (d)   Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

        (e)   The title of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

        (f)    The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

19.
AMENDMENT OR TERMINATION OF PLAN

        The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding Common Stock is present, in person or by proxy there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 15; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

        Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant's account under the Plan immediately prior to termination.

20.
EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall be effective as of March 15, 2013, subject only to ratification by the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the shareholders of the Company within 12 months before or after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the date as of which there are no longer any shares available pursuant to Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IRON MOUNTAIN INCORPORATED INVESTOR RELATIONS 745 ATLANTIC AVENUE BOSTON, MA 02111 M59322-P40160-Z60454 IRON MOUNTAIN INCORPORATED The Board of Directors recommends you vote FOR the following: 1. For the election of eleven (11) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified. Nominees: For Against Abstain 1a. Ted R. Antenucci The Board of Directors recommends you vote FOR proposals 2, 3 and 4. Against For Abstain 2. The approval of the adoption of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan. 1b. Clarke H. Bailey 1c. Kent P. Dauten 3. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement. 1d. Paul F. Deninger 4. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2013. 1e. Per-Kristian Halvorsen 1f. Michael W. Lamach NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. 1g. Arthur D. Little 1h. William L. Meaney 1i. Vincent J. Ryan 1j. Laurie A. Tucker 1k. Alfred J. Verrecchia Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M59323-P40160-Z60454 IRON MOUNTAIN INCORPORATED Annual Meeting of Stockholders June 6, 2013, 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints William L. Meaney and Ernest W. Cloutier, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on June 6, 2013 at 9:00 AM, local time, at the Offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side

QuickLinks

ITEM 1 ELECTION OF DIRECTORS
Directors Not Standing for Re-Election
Committee Membership
ITEM 2
APPROVAL OF THE IRON MOUNTAIN INCORPORATED 2013 EMPLOYEE STOCK PURCHASE PLAN
ITEM 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
ITEM 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Payouts of Short-Term Incentive Compensation
COMPENSATION TABLES
Summary Compensation Table for 2010, 2011 and 2012
2012 Awards
2011 Awards
Grants of Plan-Based Awards for 2012
Outstanding Equity Awards at Fiscal Year-End for 2012
Option Exercises and Stock Vested at Fiscal Year-End for 2012
Non-Qualified Deferred Compensation for 2012
Estimated Benefits Upon A Qualifying Termination Under the Severance Program
Estimated Benefits Upon A Qualifying Termination Under the Severance Program in Connection With a Chief Executive Officer Replacement for Mr. Reese
DIRECTOR COMPENSATION
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
OTHER MATTERS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Appendix A to Proxy Statement
IRON MOUNTAIN INCORPORATED 2013 EMPLOYEE STOCK PURCHASE PLAN